Exhibit 4.1
NORTEL NETWORKS LIMITED
as Issuer,
NORTEL NETWORKS CORPORATION
AND
NORTEL NETWORKS INC.
as Guarantors,
AND
THE BANK OF NEW YORK
as Trustee

INDENTURE
Dated as of July 5, 2006

NORTEL NETWORKS LIMITED
Reconciliation and tie between Trust Indenture Act of 1939 and
Indenture, dated as of July 5, 2006

Trust Indenture Act Section	Indenture Section
310(a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	609
(c)	Not Applicable
311(a)	610
(b)	610
312(a)	701
(b)	701(b)
(c)	701(c)
313(a)	702(a)
(b)	702(a)
(c)	702(a)
(d)	702(b)
314(a)	703(b)
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
315(a)	601(b)
(b)	605
(c)	601(a)
(d)	601(c)
(d)(1)	601(b)
(d)(2)	601(c)(2)
(d)(3)	601(c)(3)
(e)	511
316(a)(1)(A)	506(a)(1)
(a)(1)(B)	506(a)(2)
503(a)
(a)(2)	Not Applicable
(b)	508
317(a)(1)	509
(a)(2)	510
(b)	1003
318(a)	107

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

(continued)

(continued)

(continued)

v

(continued)

(continued)

(continued)

(continued)

Page
Section 905. Conformity with Trust Indenture Act	71
Section 906. Reference in Debt Securities to Supplemental Indentures	71

ARTICLE TEN
COVENANTS
Section 1001. Payment of Principal, Premium and Interest	71
Section 1002. Maintenance of Office or Agency	71
Section 1003. Money for Debt Securities Payments to Be Held in Trust	72
Section 1008. Compliance Certificate	80
Section 1009. Waiver of Certain Covenants	80

ARTICLE ELEVEN
REDEMPTION OF DEBT SECURITIES
Section 1101. Applicability of Article	81
Section 1106. Debt Securities Payable on Redemption Date	83
Section 1107. Debt Security Redeemed in Part	84

ARTICLE TWELVE
SINKING FUNDS
Section 1201. Applicability of Article	84
Section 1202. Satisfaction of Sinking Fund Payments with Debt Securities	84
Section 1203. Redemption of Debt Securities for Sinking Fund	85

ARTICLE THIRTEEN
DEFEASANCE
Section 1301. Discharge by Deposit of Money or Debt Securities	85
Section 1302. Application of Trust Money	87
Section 1303. Repayment to the Issuer or Guarantors	87

ARTICLE FOURTEEN
MEETINGS OF HOLDERS OF DEBT SECURITIES
Section 1401. Purposes for Which Meetings May Be Called	87
Section 1402. Call, Notice and Place of Meetings	87

(continued)

x

INDENTURE dated as of July 5, 2006 among Nortel Networks Limited (together with any successors, “NNL” or the “Issuer”), a Canadian corporation having its principal place of business at 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada L6T 5P6, Nortel Networks Corporation (together with any successors, “NNC”), a Canadian corporation having its principal place of business at 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada L6T5P6 and Nortel Networks Inc. (together with any successors, “NNI”), a Delaware corporation having its principal place of business at 4008 Chapel Hill – Nelson Highway, Research Triangle Park, North Carolina, U.S.A., 27709, and The Bank of New York (the “Trustee”), a New York corporation authorized to conduct a banking business, having its Corporate Trust Office at 101 Barclay Street 21W, New York, New York, U.S.A., 10286.
For and in consideration of the premises and the purchase of the Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities or of a series thereof, as follows.
ARTICLE ONE
Definitions and Other Provisions of General Application
SECTION 101. Definitions.
For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(A) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
(B) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
(C) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
(D) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
(E) each reference to an Article or Section refers to an Article or Section of this Indenture, unless otherwise specified herein.
(1) “Acquired Funded Debt” means Funded Debt of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of NNC or at the time it merges, amalgamates or consolidates with or into NNC or any of its Subsidiaries or assumed in connection with the acquisition of property or assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of NNC or such acquisition, merger or consolidation or acquisition of such property or assets.
(2) “Act” when used with respect to any Holder, has the meaning specified in Section 104.

(3) “Additional Amounts” has the meaning specified in Section 313.
(4) “Additional Debt Securities” means any Debt Securities of a series issued after the Issue Date of the Initial Debt Securities of such series pursuant to Section 310.
(5) “Additional Interest” when used with respect to the Debt Securities of any series issued with Registration Rights, has the meaning specified in the applicable Registration Rights Agreement.
(6) “Adjusted EBITDA” means, with respect to NNC, for any period, the sum, all as determined on a consolidated basis for NNC and its Subsidiaries in accordance with GAAP (without duplication), of:
     (a) Consolidated Net Income; plus
     (b) to the extent Consolidated Net Income has been reduced thereby (without duplication):
     (i) all income taxes and related interest and penalties of NNC and its Subsidiaries paid or accrued (net of any income tax credits or gains) in accordance with GAAP for such period;
     (ii) Consolidated Fixed Charges;
     (iii) any non-cash expenses, charges or losses that decreased Consolidated Net Income during such period;
     (iv) any loss, charge or cost attributable to exit or disposal activities approved by the Board of Directors of NNC as part of a restructuring plan;
     (v) any loss, charge or cost attributable to any restatements of financial information of NNC or any of its subsidiaries described in the Disclosure Materials or any related internal control remedial measures;
     (vi) any loss, charge or cost attributable to the actual and contemplated transactions with Flextronics described in the Disclosure Materials;
     (vii) any loss, charge or cost attributable to the finance transformation project of NNC and its Subsidiaries including, without limitation, the implementation of a new information technology platform (SAP) to provide an integrated global financial system;
     (viii) any loss, charge or cost attributable to any payment of fines, penalties or other amounts paid to any government authority or stock exchange in connection with any regulatory or enforcement proceeding relating to events described in the Disclosure Materials; and

     (ix) any loss, charge or cost attributable to the contracts existing on the date of this Indenture with Bharat Sanchar Nigam Limited described in the Disclosure Materials, but not any expansion option, extension, renewal or replacement thereof; minus
     (c) any non-cash credits and gains that increased Consolidated Net Income during such period, including any reversal of a charge referred to in subclauses (b)(iii) or (ix) above; minus
     (d) to the extent Consolidated Net Income has been increased thereby:
     (i) any gains attributable to reversals prior to the date of this Indenture of provisions relating to a certain customer bankruptcy settlement during the year ended December 31, 2003 as described in the Disclosure Materials;
     (ii) any credits and gains attributable to the restructuring of customer financing receivables prior to the date of this Indenture; and
     (iii) any reversals of any reserves for any losses, charges or costs with respect to the matters covered by subclauses (iv), (v), (vi), (vii), (viii) or (ix) of clause (b) above.
(7) “Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.
(8) “Asset Acquisition” means (1) an investment by NNC or any Subsidiary of NNC in any other Person pursuant to which such Person shall become a Subsidiary of NNC or shall be merged, consolidated or amalgamated with or into NNC or any Subsidiary of NNC, or (2) the acquisition by NNC or any Subsidiary of NNC of the assets of any Person (other than a Subsidiary of NNC) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.
(9) “Authorized Newspaper” means a newspaper in an official language of the country of publication or in the English language customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.
(10) “Authorized Officers” means, with respect to, (i) each of NNC and NNL, any two of its President and Chief Executive Officer, General Counsel, Chief Legal Officer, Chief Operating Officer and Chief Financial Officer or any one of the aforesaid officers together with any one of its Corporate Secretary, its Treasurer, any Assistant Secretary or any Assistant Treasurer; and (ii) NNI, any one of its President, its Vice-President, Finance and Treasurer, any other of its Vice-

Presidents, its Secretary, or any of its Assistant Secretaries; provided that NNC, NNL and NNI may, from time to time, designate additional officers who would qualify as “Authorized Officers” pursuant to an Officers’ Certificate delivered to the Trustee.
(11) “Board of Directors” means, in respect of the Issuer or a Guarantor, the board of directors, the executive committee or any other committee of that board or any group of directors of that board, duly authorized to make a decision on the matter in question.
(12) “Board Resolution” means a copy of a resolution certified by the Corporate Secretary, the Secretary or an Assistant Secretary of the Issuer or a Guarantor, as the case may be, to have been duly adopted by the Board of Directors of the Issuer or such Guarantor, respectively, and to be in full force and effect on the date of such certification.
(13) “Business Day” means, (a) when used with respect to any Place of Payment, any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close and (b) otherwise, any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are authorized or obligated by law to close.
(14) “Capital Stock” means:
(a)	with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(b)	with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.
(15) “Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.
(16) “Certificated Security” means any Debt Security issued under this Indenture in fully-registered, certificated form (other than a Global Security).
(17) “Change of Control” means the occurrence of one or more of the following events:
(a)	any “person,” including its Affiliates and associates, or any “group,” in each case, other than NNC, any one or more Subsidiaries of NNC or NNC’s or such Subsidiaries’ employee benefit plans, files a Schedule 13D or Schedule TO (or any successor schedule, form or report under the Exchange Act) disclosing that such person or group has become the “beneficial owner” of 50% or more of the combined voting power of NNC’s Capital Stock having ordinary power to elect directors, or has the power to, directly or indirectly, elect a majority of the members of the

NNC’s Board of Directors; provided that the foregoing shall not apply if as a result of, and immediately following, the transaction giving a person or group such beneficial ownership (including an exchange offer or a transaction referred to in clause (c) below), the holders of the Issuer’s or NNC’s Common Stock immediately prior to such transaction are, directly or indirectly, the beneficial owners of at least a majority of the total voting power in the aggregate of all classes of Capital Stock of such Person;

(b)	NNC ceases to be the “beneficial owner” of 100% of the voting power of the Common Stock of the Issuer;

(c)	there shall be consummated any share exchange, amalgamation, consolidation or merger of NNC pursuant to which NNC’s Common Stock would be converted into cash, securities or other property, or the Issuer or NNC sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, in each case other than pursuant to a share exchange, amalgamation, consolidation or merger of the Issuer or NNC in which the holders of the Issuer’s or NNC’s Common Stock immediately prior to the share exchange, amalgamation, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation (or of the parent of such continuing or surviving corporation) immediately after the share exchange, amalgamation, consolidation or merger; or

(d)	the Issuer or NNC is dissolved or liquidated.
For purposes of this “Change of Control” definition:
(i)	“person” or “group” has the meaning given to it for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision;

(ii)	a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture; and

(iii)	the number of shares of the Issuer’s voting stock outstanding will be deemed to include, in addition to all outstanding shares of the Issuer’s voting stock and unissued shares deemed to be held by the “person” or “group” or other person with respect to which the Change of Control determination is being made, all unissued shares deemed to be held by all other persons.
     Notwithstanding the foregoing, any (A) amalgamation, consolidation or merger of NNC with or into the Issuer (whether directly or indirectly by merger with or into an entity with only nominal assets created in anticipation or contemplation of such amalgamation, consolidation or merger), (B) transfer of assets solely between or among NNC, the Issuer and any successor entity to NNC or the Issuer or (C) liquidation or dissolution of NNC or the Issuer resulting in the transfer of all of the assets of NNC or the Issuer to NNC, the Issuer or any successor entity to NNC or the Issuer shall, in each case, not constitute a Change of Control; provided that such transaction does not contravene the terms of Article Eight of this Indenture.
(18) “Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.
(19) “Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person’s common equity interests, whether outstanding on the date of this Indenture or issued after the date of this Indenture, and includes, without limitation, all series and classes of such equity interests.
(20) “Consolidated Fixed Charge Coverage Ratio” means the ratio of (i) Adjusted EBITDA of NNC during the four full fiscal quarters (the “Four Quarter Period”) ending prior to the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are publicly available to (ii) Consolidated Fixed Charges for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Adjusted EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis (as reasonably estimated by NNC) for the period of such calculation to:
(a)	the incurrence of any Funded Debt of NNC or any of its Subsidiaries giving rise to the need to make such calculation and any incurrence or repayment of other Funded Debt (and the application of the proceeds thereof), other than the incurrence or repayment of Funded Debt in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(b)	(i) any asset sale during the Four Quarter Period involving the sale of a Subsidiary or line of business by NNC or any of its Subsidiaries, in each case, that accounted for at least $150,000,000 of NNC’s consolidated revenue for the Four Quarter Period and (ii) any Asset Acquisition by NNC or any of its Subsidiaries during the Four Quarter Period which would have accounted for at least $150,000,000 of NNC’s consolidated revenue for the Four Quarter Period, in each case, so as to exclude or include, as the case may be, NNC’s good faith estimate of any Adjusted EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act)

attributable to the assets which are the subject of such asset sale or Asset Acquisition, as if such asset sale or Asset Acquisition occurred on the first day of the Four Quarter Period.
     If NNC or any of its Subsidiaries directly or indirectly guarantees Funded Debt of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Funded Debt, without duplication, as if NNC or any Subsidiary of NNC had directly incurred or otherwise assumed such guaranteed Funded Debt.
     Furthermore, in calculating the “Consolidated Fixed Charge Coverage Ratio”:
(i)	for purposes of determining the numerator (but not the denominator) of this “Consolidated Fixed Charge Coverage Ratio,” interest income determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter, shall be deemed to have accrued at a fixed rate per annum equal to the applicable rate of interest in effect on the Transaction Date;

(ii)	for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,” interest on outstanding Funded Debt, determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter, shall be deemed to have accrued at a fixed rate per annum equal to the applicable rate of interest in effect on the Transaction Date; and

(iii)	notwithstanding clause (i) or (ii) above, interest on Funded Debt determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.
(21)	“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of:
(a)	Consolidated Interest Expense for such period; plus

(b)	the amount of all dividends on any series of Disqualified Capital Stock (including the Existing Preferred Stock) or Designated Qualified Preferred Stock of NNC or its Subsidiaries paid, declared or accrued during such period multiplied, to the extent such dividend payments are not a deduction to the federal income tax liabilities of NNC or its applicable Subsidiary, by a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of NNC or such Subsidiary, expressed as a decimal.
(22) “Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capitalized Lease Obligations in accordance with GAAP) of NNC and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (without duplication).

(23) “Consolidated Net Income” means, with respect to NNC, for any period, the aggregate net income (or loss) of NNC and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (without duplication):
(a)	net after-tax gains or losses classified in NNC’s consolidated statement of operations as gains or losses on the sale of businesses or assets;

(b)	net after-tax items classified as extraordinary gains or losses;

(c)	the net after-tax expense (or gain) resulting from any payment, distribution or accrual in connection with the settlement of, or satisfaction of any judgment resulting from, any shareholder litigation or regulatory or law enforcement investigation, in each case, relating to circumstances described in the Disclosure Materials;

(d)	the net income (but not loss) of any Subsidiary of NNC (other than the Issuer or any Guarantor) to the extent that (i) the declaration of dividends by such Subsidiary of that income is prohibited by a contract, operation of law (other than as a result of any solvency or minimum capital requirement) or applicable judgment and (ii) such net income cannot otherwise be distributed or transferred to NNC;

(e)	the net income or loss of any Person that is not a Subsidiary of NNC, and any joint ventures in which NNC or any Subsidiary is a party, except to the extent of cash dividends or distributions paid to NNC or to a Subsidiary of NNC by such Person;

(f)	after-tax income or loss attributable to discontinued operations;

(g)	the cumulative effect of changes in accounting principles; and

(h)	for purposes of calculating Consolidated Net Income pursuant to clause (iii) of Section 1007(b) only, in the case of a successor to NNC by consolidation, amalgamation or merger or as a transferee of assets of NNC or the Issuer, as applicable, the net income (but not loss) of the successor corporation prior to such consolidation, amalgamation, merger or transfer of assets (other than the successor of a merger, amalgamation or consolidation of the Issuer with or into NNC or any Subsidiary of NNC or of NNC into any Subsidiary of NNC).
(24) “Consolidated Net Tangible Assets” means NNC’s consolidated total assets after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, as shown in NNC’s then most recent consolidated balance sheet prepared in accordance with GAAP contained in (x) NNC’s most recent annual or quarterly report on Form 10-K or Form 10-Q, as applicable, as filed with the Commission or (y) if NNC is no longer subject to reporting requirements under the Exchange Act, NNC’s most recent annual or quarterly financial statements certified by NNC’s chief financial officer.
(25) “Corporate Trust Office” means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered.
(26) “corporation” includes corporations, associations, companies and business trusts.
(27) “Credit Enhanced Foreign Subsidiary Debt” means any Funded Debt of a Foreign Subsidiary payable to a financial institution that has (a) sold a participation for cash consideration in the full principal amount of such Funded Debt to NNC, the Issuer or any other Subsidiary of NNC or (b) a Lien on or right of set-off against deposits of cash, cash equivalents or investment securities of NNC, the Issuer or any other Subsidiary of NNC; provided that, in the case of clause (b) above, the principal amount of such Funded Debt does not exceed the amount of cash, cash equivalents or investment securities so deposited.
(28) “Debt Securities” means Debt Securities issued by NNL and guaranteed by the Guarantors and authenticated and delivered under this Indenture.
(29) “Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.
(30) “Defaulted Interest” has the meaning specified in Section 312.
(31) “Depositary” means, with respect to the Debt Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Issuer pursuant to Section 301 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Debt Securities of any such series shall mean the Depositary with respect to the Debt Securities of that series.
(32) “Designated Qualified Preferred Stock” means any Preferred Stock consisting of Qualified Capital Stock issued by NNC or any of its Subsidiaries that is designated as such by NNC by an officers’ certificate delivered to the Trustee; provided that, immediately after giving effect to the issuance thereof, the Consolidated Fixed Charge Coverage Ratio is greater than 2.0 to 1.0.
(33) “Disclosure Materials” means the Offering Memorandum of NNL, dated July 5, 2006, (the “Offering Memorandum”) and all materials disclosed in, incorporated by reference in or contemplated by the Offering Memorandum.
(34) “Disqualified Capital Stock” means, with respect to the Debt Securities of any series, that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute an asset sale or Change of Control), matures or is mandatorily redeemable (other than such Capital Stock that will be redeemed with Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of an asset sale or Change of Control) on or prior to the final Maturity of the Debt Securities of such series.
(35) “Dollar” or “$,”, unless otherwise indicated, means the lawful currency of the United States of America.
(36) “DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Issuer that is a clearing agency registered under the Exchange Act.
(37) “Event of Default” has the meaning specified in Section 501.
(38) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
(39) “Exchange Debt Securities” means (a) any Debt Securities issued in exchange for Initial Debt Securities or Additional Debt Securities pursuant to an Exchange Offer or any other registration under the Securities Act and (b) any Debt Security with respect to which the next preceding Predecessor Security of such Debt Security was an Exchange Debt Security.
(40) “Exchange Offer” when used with respect to the Debt Securities of any series issued with Registration Rights, means an exchange offer by the Issuer pursuant to which Initial Debt Securities may be exchanged for Exchange Debt Securities evidencing the same, continuing indebtedness as the Initial Debt Securities registered under the Securities Act.
(41) “Exchange Rate” means: (i) with respect to payments in Dollars to be made on Debt Securities denominated in a Foreign Currency, the noon buying rate for that currency for wire transfers quoted in The City of New York on the Regular Record Date or Special Record Date with respect to such Interest Payment Date or date for payment of Defaulted Interest or the fifteenth day immediately preceding the maturity of an installment of principal, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York; (ii) with respect to payments in a Foreign Currency to be made on Debt Securities denominated in Dollars, the noon Dollar buying rate for that currency for wire transfers quoted in The City of New York on the Regular Record Date or Special Record Date with respect to such Interest Payment Date or date for payment of Defaulted Interest or the fifteenth day immediately preceding the maturity of an installment of principal, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York; and (iii) with respect to payments in a Foreign Currency to be made on Debt Securities denominated in a different Foreign Currency, the exchange rate between such Foreign Currencies determined in the manner specified pursuant to Section 301(b)(14). If for any reason such rates are not available with respect to one or more currencies for which an Exchange Rate is required, the Trustee shall use such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency in question, or such other quotations as the Trustee shall deem appropriate, such banks being satisfactory to the Issuer. Unless otherwise specified by the Trustee, if there is more than one market for dealing in any currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency shall be that upon which a non-resident issuer of securities designated in such currency would purchase such currency in order to make payments in respect of such securities.
(42) “Exchange Rate Officers’ Certificate,” with respect to any date for the payment of principal of (and premium, if any) and interest on any series of Debt Securities, means a certificate setting forth the applicable Exchange Rate or Exchange Rates as of the Regular Record Date or Special Record Date with respect to such Interest Payment Date, the date for payment of Defaulted Interest or the fifteenth day immediately preceding the maturity of an installment of principal, as the case may be, and the amounts payable in Dollars and Foreign Currencies in respect of the principal of (and premium, if any) and interest on Debt Securities denominated in any Foreign Currency, and signed by an Authorized Officer of the Issuer and delivered to the Trustee.
(43) “Exchange Registration Statement” means, when used with respect to the Debt Securities of a series having Registration Rights, a registration statement filed by the Issuer and the Guarantors in accordance with the Issue Date Registration Rights Agreement or any other Registration Rights Agreement entered into with respect to such Debt Securities.
(44) “Excluded Holder” has the meaning specified in Section 313.
(45) “Existing NNC Convertible Notes” means the 4.25% Convertible Senior Notes due September 1, 2008 issued by NNC and guaranteed by NNL pursuant to the Indenture dated as of August 15, 2001 among NNC, as issuer, NNL, as guarantor, and Deutsche Bank Trust Company Americas, as successor to The Bankers Trust Company, as trustee.
(46) “Existing Preferred Stock” means the Issuer’s Cumulative Redeemable Class A Preferred Shares Series 5, of which 16,000,000 shares are outstanding on the date of this Indenture (and the Issuer’s Redeemable Class A Preferred Shares Series 6 into which such shares are convertible), and Non-cumulative Redeemable Class A Preferred Shares Series 7, of which 14,000,000 shares are outstanding on the date of this Indenture (and the Issuer’s Non-Cumulative Redeemable Class A Preferred Shares Series 8 into which such shares are convertible), in each case as the same may be amended from time to time.
(47) “Foreign Currency” means a currency issued by the government of any country other than the United States of America.
(48) “Foreign Subsidiary” means a Subsidiary of NNC organized under the laws of a jurisdiction outside the United States of America and Canada.
(49) “Funded Debt” means with respect to any Person, without duplication:
(a)	all indebtedness of such Person for borrowed money;

(b)	all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)	all Capitalized Lease Obligations of such Person;

(d)	guarantees of indebtedness of another Person of the type referred to in clauses (a) through (c) above and clause (e) below (each such guarantee to constitute Funded Debt in an amount equal to the maximum amount of such other Person’s Funded Debt guaranteed thereby);

(e)	all indebtedness of any other Person of the type referred to in clauses (a) through (d) which is secured by any Lien on any property or asset of such Person, the amount of such indebtedness being deemed to be the lesser of the fair market value of such property or asset and the amount of the indebtedness so secured; and

(f)	all Disqualified Capital Stock (including the Existing Preferred Stock) and Designated Qualified Preferred Stock issued by such Person with the amount of Funded Debt represented thereby being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, if any, but excluding accrued dividends, if any.
     For greater certainty, (i) proceeds received in respect of any factoring, securitization, sale of receivables or similar transaction, (ii) obligations in respect of the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature, (iii) guarantees of, and indemnity arrangements with respect to, obligations described in clauses (i) and (ii) of this paragraph, or (iv) obligations under letters of credit and letters of guarantee issued to support (A) trade or performance obligations, (B) obligations under operating leases or (C) contingent obligations arising in connection with the settlement of any shareholder litigation or regulatory or criminal investigation, or satisfaction of any judgment resulting therefrom, will not be considered Funded Debt.
     For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Funded Debt shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock shall be determined in accordance with the definition thereof.
     Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Funded Debt and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an incurrence of Funded Debt. The amount of any Funded Debt outstanding as of any date shall be (i) the accreted value of the Funded Debt, in the case of any Funded Debt issued with original issue discount or (ii) the principal amount or liquidation preference of such Funded Debt, in any other case.
     For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Funded Debt, the U.S. dollar-equivalent principal amount of Funded Debt denominated in a Foreign Currency shall be calculated based on the relevant currency exchange rate in effect on the date such Funded Debt was incurred, in the case of term Funded Debt, or first committed, in the case of revolving credit Funded Debt. Notwithstanding any other provision of Section 1006 of this Indenture, the maximum amount of Funded Debt that NNC, the Issuer or the Guarantors may incur pursuant to Section 1006 of this Indenture shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Funded Debt incurred to Refinance other Funded Debt, if incurred in a different currency from the Funded Debt being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Funded Debt is denominated that is in effect on the date of such Refinancing.
(50) “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.
(51) “Global Security” means a Debt Security evidencing all or part of a series of Debt Securities, issued to the Depositary for such series in accordance with Section 303 and bearing the appropriate legend prescribed in Section 303.
(52) “Guarantee” means the guarantee of each of the Guarantors as endorsed on each Global Security and Certificated Security authenticated and delivered pursuant to this Indenture and shall include the Guarantee set forth in Section 203 of this Indenture and all other obligations and covenants of the Guarantors contained in this Indenture and any Global Security and Certificated Security.
(53) “Guarantor” means each of (a) Nortel Networks Corporation, (b) at any time other than during a Suspension Period, Nortel Networks Inc. and (c) any successor corporation to a Guarantor that has become a Guarantor pursuant to the applicable provisions of this Indenture.
(54) “Guarantor Request” means a written request or order signed in the name of a Guarantor by, in the case of NNC, any two of its President and Chief Executive Officer, General Counsel, Chief Legal Officer, Chief Operating Officer and Chief Financial Officer or any one of the aforesaid officers together with any one of its Authorized Officers, or, in the case of NNI, any one of its Authorized Officers and, in each case, delivered to the Trustee.
(55) “Holder,” with respect to a Debt Security, means the Person in whose name such Debt Security is registered in the Security Register.
(56) “Indenture” means this instrument as originally executed or as it may from time to time be supplemented, amended or restated by or pursuant to one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, unless the context otherwise requires, shall include the terms of a particular series of Debt Securities established as contemplated by Section 301.
(57) “Initial Purchasers” means J.P. Morgan Securities Inc., Citigroup Global Markets Inc., ABN AMRO Incorporated, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.
(58) “Initial Debt Securities,” when used with respect to the Debt Securities of any series having Registration Rights, means the Debt Securities of such series issued upon original issuance and all Debt Securities, other than Exchange Debt Securities, issued upon the registration of transfer, exchange or partial redemption of Initial Debt Securities.
(59) “interest,” when used with respect to an Original Issue Discount Security that by its terms bears stated interest only after Maturity, refers to interest payable after Maturity.
(60) “Interest Payment Date,”, with respect to any Debt Security, means the Stated Maturity Date of an installment of interest on such Debt Security.
(61) “Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.
(62) “Investment Grade Status,”, with respect to the Debt Securities of any series, shall occur when the Debt Securities of such series have both (a) a rating of “BBB-” or higher from S&P and (b) a rating of “Baa3” or higher from Moody’s, and each such rating shall have been published by the applicable agency, in each case with no negative outlook.
(63) “Issue Date” means the date of original issue of any Initial Debt Securities.
(64) “Issue Date Registration Rights Agreement” means the registration rights agreement dated as of the date of this Indenture among the Issuer, the Guarantors and the Initial Purchasers.
(65) “Issuer” has the meaning assigned to such term in the first paragraph of this Indenture.
(66) “Issuer Request” and “Issuer Order” mean, respectively, a written request or order signed in the name of the Issuer by an Authorized Officer of the Issuer and delivered to the Trustee.
(67) “Lien” means any mortgage, hypothec, pledge, lien, security interest, privilege, floating charge, conditional sale or other title retention agreement or other similar encumbrance securing indebtedness for borrowed money. For greater certainty, “Lien” does not include any such encumbrance covering receivables or other assets an interest in which has been transferred to a third party in a factoring, securitization or similar transaction that is accounted for as a sale under GAAP.
(68) “Managed Service Contract Liens” means any Lien in favor of a customer of NNC or any of its Subsidiaries and/or a third party financing company relating to equipment owned by NNC or any of its Subsidiaries that is (a) used by such customer in the conduct of its business and (b) managed by NNC or any of its Subsidiaries under a managed services or hosting services contract between NNC or any of its Subsidiaries, such customer and/or such third party financing company.
(69) “Maturity,” when used with respect to any Debt Security, means the date on which the principal of such Debt Security becomes due and payable as therein or herein provided, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise.
(70) “Measurement Date” means March 31, 2006.
(71) “Moody’s” means Moody’s Investors Service, Inc. and its successors.
(72) “NGSH” means Nortel Government Solutions Holding Corporation, a Delaware corporation, and any successor corporation thereto.
(73) “NNC” has the meaning specified in the preamble hereto.
(74) “NNCC” means Nortel Networks Capital Corporation, a Delaware corporation, and any successor corporation thereto.
(75) “NNI” has the meaning specified in the preamble hereto.
(76) “NNL” has the meaning specified in the preamble hereto.
(77) “Officers’ Certificate” means a certificate signed by, in the case of NNC or NNL, any two of its President and Chief Executive Officer, General Counsel, Chief Legal Officer, Chief Operating Officer and Chief Financial Officer or any one of the aforesaid officers together with any one of its Authorized Officers, and, in the case of NNI, any one of its Authorized Officers and, in each case, delivered to the Trustee.
(78) “Opinion of Counsel” means a written opinion of counsel, who may be counsel to or an employee of the Issuer or a Guarantor or both, which opinion shall be subject to customary assumptions and qualifications.
(79) “Original Issue Discount Security” means any Debt Security that is issued with “original issue discount” within the meaning of Section 1273(a) of the United States Internal Revenue Code of 1986 and the regulations thereunder and any other Debt Security designated by the Issuer as issued with original issue discount for United States federal income tax purposes.
(80) “Outstanding” when used with respect to Debt Securities means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under this Indenture, except:
(a)	Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)	Debt Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer or a Guarantor) in trust or set aside and segregated in trust by the Issuer or a Guarantor (if the Issuer or a Guarantor shall act as its own Paying Agent) for the Holders of such Debt Securities; provided that if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(c)	Debt Securities that have been surrendered to the Trustee pursuant to Section 311 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid and binding obligations of the Issuer;
provided that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have taken any Act hereunder, Debt Securities owned by the Issuer or any other obligor upon the Debt Securities or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding; provided further that, in determining whether the Trustee shall be protected in relying upon such Act, only Debt Securities that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded; and provided further that Debt Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Debt Securities and that the pledgee is not the Issuer or any other obligor upon the Debt Securities or any Affiliate of the Issuer or of such other obligor.
(81) “Participant” means, with respect to the Depositary, a Person who has a direct account with the Depositary.
(82) “Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Debt Securities on behalf of the Issuer.
(83) “Permitted Funded Debt” means, without duplication, each of the following:
(a)	Funded Debt under the Debt Securities issued on the date of this indenture and any Exchange Debt Securities issued with respect to such Debt Securities;

(b)	Funded Debt incurred to finance the acquisition, improvement or construction of assets that is secured by Purchase Money Liens on the assets so acquired, improved or constructed;

(c)	Funded Debt of NNC, the Issuer and/or any Subsidiary of NNC outstanding on the date of this Indenture;

(d)	Funded Debt of NNC, the Issuer and/or any Subsidiary of NNC to NNC, the Issuer and/or any Subsidiary of NNC;

(e)	Funded Debt of NNC, the Issuer and/or any Subsidiary of NNC owing to any joint-venture in which NNC, the Issuer or such Subsidiary has a minority holding;

(f)	any guarantee of Funded Debt by NNC, the Issuer or any Subsidiary of NNC so long as the incurrence of such Funded Debt would otherwise be permitted or is otherwise not restricted under this Indenture;

(g)	Refinancing Funded Debt;

(h)	any Credit Enhanced Foreign Subsidiary Debt and any Funded Debt arising out of the deposit of cash or cash equivalents to secure any Credit Enhanced Foreign Subsidiary Debt;

(i)	additional Funded Debt of NNC, the Issuer and any Subsidiary of NNC in an aggregate outstanding principal amount not to exceed, after giving effect to the relevant transaction, $250,000,000;

(j)	any other Funded Debt of any Foreign Subsidiary; provided that the aggregate outstanding principal amount of Funded Debt issued or assumed pursuant to this clause (j) by any individual Foreign Subsidiary would not, after giving effect to the relevant transaction, exceed $5,000,000; and

(k)	Funded Debt in an aggregate outstanding principal amount not to exceed 15% of Consolidated Net Tangible Assets after giving effect to any such incurrence of Funded Debt under this clause (k).
     For purposes of determining compliance with Section 1006 of this Indenture, in the event that an item of Funded Debt meets the criteria of more than one of the categories of Permitted Funded Debt other than clause (c) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Issuer or the applicable Guarantor shall, in its sole discretion, classify such item of Funded Debt in any manner that complies with such covenant. In addition, the Issuer or the applicable Guarantor may, at any time, change the classification of an item of Funded Debt (or any portion thereof) to any other clause, and may classify an item in part under any one or more of the clauses listed above, or in whole or in part to Section 1006(a) of this Indenture; provided that NNC, the Issuer or any other Subsidiary of NNC would be permitted to incur such item of Funded Debt (or portion thereof) pursuant to such other clause or clauses, as the case may be, or Section 1006(a) of this Indenture, as the case may be, at such time of reclassification. Accrual of interest, accretion or amortization of original issue discount or other discounts or premiums, the payment of interest on any Funded Debt in the form of additional Funded Debt with the same terms, and the payment of dividends on Disqualified Capital Stock or Designated Qualified Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Designated Qualified Preferred Stock and any other changes in reported Funded Debt required by GAAP and other non-cash changes in Funded Debt due to fluctuations in currency exchange rates, will not be deemed to be an incurrence of Funded Debt or an issuance of Disqualified Capital Stock or Designated Qualified Preferred Stock for purposes of Section 1006 of this Indenture.
(84) “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(85) “Place of Payment” means: (i) when used with respect to the Debt Securities of any series payable in Dollars, the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City and State of New York; and (ii) when used with respect to the Debt Securities of any series payable in a Foreign Currency, the other place or places, if any, where the principal of (and premium, if any) and interest on the Debt Securities of that series are payable as specified as contemplated by Section 301.
(86) “Predecessor Security” of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 311 in lieu of a lost, destroyed or stolen Debt Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Debt Security.
(87) “Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
(88) “Purchase Money Lien” means any Lien on property existing at the time of acquisition thereof by NNC or any Subsidiary of NNC; any Lien on any property acquired, constructed or improved by NNC or any Subsidiary of NNC incurred subsequent to the date of this Indenture, which is created or assumed contemporaneously with, or within 180 days after, such acquisition or the completion of such construction or improvement, to secure or provide for the payment of the purchase price thereof or the cost of construction or improvement thereon incurred subsequent to the date of this Indenture (including the cost of any underlying real property); provided that in the case of any such acquisition, construction or improvement, the Lien shall not apply to any property previously owned by NNC or any Subsidiary of NNC, other than, in the case of any such construction or improvement, any real property, theretofore substantially unimproved for the purposes of NNC or any Subsidiary of NNC, on which the property so constructed, or the improvement, is located and other than any machinery or equipment installed at any time so as to constitute immovable property or a fixture on the real property on which the property so constructed, or the improvement, is located.
(89) “QIB” means any “qualified institutional buyer” as defined in Rule 144A.
(90) “Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.
(91) “Qualified Equity Proceeds” means the net cash proceeds from any issuance or sale of Qualified Capital Stock of NNC or NNL, other than issuances or sales to NNC or any Subsidiary of NNC.
(92) “Redemption Date,” when used with respect to any Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
(93) “Redemption Price,” when used with respect to any Debt Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
(94) “Refinance” means, with respect to any security or Funded Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or any Funded Debt in exchange or replacement for, such security or Funded Debt in whole or in part. “Refinanced” and “Refinancing” have correlative meanings.
(95) “Refinancing Funded Debt” means any Refinancing by NNC, the Issuer or any other Subsidiary of NNC of Funded Debt permitted by Section 1006 of this Indenture (other than pursuant to clauses (d), (e), (f), (h), (i), (j) or (k) of the definition of “Permitted Funded Debt”), in each case that does not:
(a)	result in an increase in the aggregate principal amount of Funded Debt of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Funded Debt and plus the amount of reasonable expenses incurred by NNC, the Issuer or any other Subsidiary of NNC in connection with such Refinancing); or

(b)	create Funded Debt with either (i) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Funded Debt being Refinanced or (ii) a final maturity earlier than the final Maturity of any Debt Security.
(96) “Registration Rights,” when used with respect to any Debt Security, means that such Debt Security has the benefit of a Registration Rights Agreement entered into in connection with the issuance of such Debt Security.
(97) “Registration Rights Agreement” means any registration rights agreement among the Issuer, the Guarantors and one or more investment banks acting as initial purchasers in connection with any issuance of Debt Securities under this Indenture, including the Issue Date Registration Rights Agreement.
(98) “Registration Statement” means an effective Exchange Registration Statement or Shelf Registration Statement.
(99) “Regular Record Date” for the interest payable on any Interest Payment Date on the Debt Securities of any series means the date specified for that purpose as contemplated by Section 301.
(100) “Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.
(101) “Regulation S Debt Securities,” when used with respect to an identifiable series of the Debt Securities of any series, means all Debt Securities of such series sold (whether in the original issuance or afterwards) pursuant to Regulation S.
(102) “Regulation S Global Security” has the meaning specified in Section 301(i).
(103) “Resale Restriction Termination Date” means, (a) for any Restricted Debt Security (or beneficial interest therein) that is not a Regulation S Debt Security, two years (or such other period specified in Rule 144(k)) from the later of (i) the Issue Date thereof and (ii) the last date on which the Issuer, any Guarantor or any Affiliate of the Issuer or any Guarantor was the owner of such Debt Securities and (b) for any Restricted Debt Securities that are Regulation S Debt Securities (or beneficial interests in a Regulation S Global Security), 40 days after the later of (i) the Issue Date thereof and (ii) the last date on which the Issuer, any Guarantor or any Affiliate of the Issuer or any Guarantor was the owner of such Debt Securities.
(104) “Responsible Officer,” when used with respect to the Trustee, means any vice-president (whether or not designated by a number or word or words added before or after the title “vice-president”), any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
(105) “Restricted Debt Securities,” when used with respect to an identifiable series of the Debt Securities, means all Debt Securities of such series other than Exchange Debt Securities, and shall include the Regulation S Global Security and the Rule 144A Global Security; provided that Restricted Debt Securities of such series shall cease to be Restricted Debt Securities upon the removal of the Restricted Debt Securities Legend.
(106) “Restricted Debt Securities Certificate” means a certificate substantially in the form set forth in Exhibit B.
(107) “Restricted Debt Securities Legend” means, collectively, the legends substantially in the forms of the legends required by Section 307 to be placed upon each Restricted Debt Security.
(108) “Restricted Period” means, in the case of any Regulation S Debt Securities of an identifiable series, the period of 40 consecutive days beginning on and including the later of (i) the day on which such Debt Securities are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the Issue Date for such Regulation S Debt Securities.
(109) “Restricted Subsidiary” means (a) during a Suspension Period, NNI and NNCC, and (b) at all other times, any Subsidiary of NNC (other than the Issuer).
(110) “Reversion Date” means, for any series of Debt Securities, the date such Debt Securities cease to have the applicable rating from either Moody’s or S&P specified in the definition of Investment Grade Status; provided that solely for the purpose of determining whether and when the Reversion Date shall have occurred, a series of Debt Securities shall be deemed to have Investment Grade Status if clauses (a) and (b) of the definition of Investment Grade Status are otherwise satisfied, notwithstanding that either Moody’s and/or S&P shall have announced a negative outlook with respect to such Debt Securities.
(111) “Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as such Rule 144A may be amended from time to time.
(112) “Rule 144A Debt Securities” means the Debt Securities purchased by the initial purchasers thereof for resale pursuant to Rule 144A. Such term includes the Rule 144A Global Securities.

(113) “Rule 144A Global Security” has the meaning specified in Section 301(h).
(114) “S&P” means Standard & Poor’s Rating Service, a division of The McGraw-Hill Companies, Inc., and its successors.
(115) “Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute or statutes thereto.
(116) “Security Custodian” means the custodian with respect to any Global Security appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.
(117) “Security Register” has the meaning specified in Section 305.
(118) “Security Registrar” has the meaning specified in Section 305.
(119) “Shelf Registration Statement,” when used with respect to the Debt Securities of any series having Registration Rights, means an effective shelf registration statement under the Securities Act that registers the resale by Holders (and beneficial owners) of Initial Debt Securities (or beneficial interests therein).
(120) “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 312.
(121) “Stated Maturity Date,” when used with respect to any Debt Security or any installment of interest thereon, means the date specified in such Debt Security as the fixed date on which the principal of such Debt Security or such installment of interest is due and payable.
(122) “Subsidiary,” with respect to any Person, means:
(a)	any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(b)	any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person;
provided that none of (i) NGSH, (ii) any direct or indirect Subsidiary of NGSH or (iii) for so long as it is a tax exempt organization under Section 501(c)(3) of the Internal Revenue Code or an application for such status is pending, Nortel LearnIT, a Virginia non-stock corporation, shall constitute a Subsidiary of NNC or any of its Subsidiaries for purposes of Sections 1005, 1006 and 1007 of this Indenture (or the defined terms used therein other than Consolidated Net Income and Adjusted EBITDA) or any Event of Default.
(123) “Successor Debt Security” of any particular Debt Security as a series means every Debt Security of such series issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Debt Security; and, for purposes of this definition, any Debt Security of a series authenticated and delivered under Section 311 of this Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debt Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debt Security.
(124) “Suspended Covenants” has the meaning specified in Section 1010.
(125) “Suspension Period” means, for any series of Debt Securities, any period (a) beginning on the date that:
(i)	the Debt Securities of such series have Investment Grade Status, provided that prior to the assignment of the ratings contemplated by the definition of Investment Grade Status, the Issuer has advised Moody’s and S&P that the Suspended Covenants will not apply during such Suspension Period;

(ii)	no Default or Event of Default has occurred and is continuing; and

(iii)	the Issuer has delivered an Officers’ Certificate to the Trustee certifying that the conditions set forth in clauses (i) and (ii) above are satisfied; and
(b) ending on the Reversion Date for such series of Debt Securities.
(126) “Synthetic Purchase Agreement” shall mean any derivative or similar agreement pursuant to which NNC or any of its Subsidiaries is or may become obligated to make any payment the amount of which is determined by reference to the price or value at any time of any Capital Stock of NNC; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers, employees, consultants or contractors of NNC or any Subsidiary of NNC (or to their heirs or estates or successors or assigns) shall be deemed to be a Synthetic Purchase Agreement.
(127) “Trust Indenture Act” means the United States Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Sections 609 and 905.
(128) “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions hereof, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Debt Securities of any series shall mean the Trustee with respect to Debt Securities of that series.
(129) “United States” means the United States of America.
(130) “Weighted Average Life to Maturity” means, when applied to any Funded Debt at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Funded Debt into (b) the sum of the products obtained by multiplying (i) the amount of each then-remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

SECTION 102. Compliance Certificates and Opinions.
(a) Upon any application or request by the Issuer or a Guarantor to the Trustee to take any action under any provision of this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent, if any, provided for in this Indenture related to the proposed action have been complied with except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture related to such particular application or request, no additional certificate or opinion need be furnished.
(b) Every Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate required by Section 1008) shall include substantially: (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein related thereto; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is reasonably necessary to enable him to make the statement or to express an opinion whether such covenant or condition has been complied with; and (4) a statement whether, in the opinion of each such individual, such condition or covenant has been complied with.
SECTION 103. Form of Documents Delivered to Trustee.
(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
(b) Any Officers’ Certificate or Opinion of Counsel of the Issuer or a Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or such Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of such certifying entity unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders.
(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Debt Securities of any series may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; (ii) the record of such Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of the Debt Securities of such series duly called and held in accordance with the provisions of Article Fourteen or (iii) a combination of any such record and one or more instruments of substantially similar tenor signed by such Holders in person or by proxies duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such record or instrument or instruments (and the action embodied therein or evidenced thereby) are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors or any of them. Such record or instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such record or instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to Section 601, conclusive in favor of the Trustee, the Issuer and the Guarantors, if made in the manner provided in this Section. The record of any meeting of Holders of Debt Securities shall be proved in the manner provided in Section 1406.
(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(c) The ownership of Debt Securities shall be proved by the Security Register.
(d) If the Issuer or a Guarantor shall solicit from the Holders of Debt Securities of any series any Act, the Issuer or such Guarantor, as the case may be, may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders of Debt Securities entitled to take such Act, but the Issuer or such Guarantor, as the case may be, shall have no obligation to do so. Any such record date shall be fixed at the discretion of the Issuer or such Guarantor, as the case may be. If such a record date is fixed, such Act may be sought or taken before or after the record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Debt Securities of such series Outstanding have authorized or agreed or consented to such Act, and for that purpose the Debt Securities of such series Outstanding shall be computed as of such record date.
(e) Any Act of the Holder of any Debt Security shall bind every future holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted by the Trustee, the Issuer or the applicable Guarantor in reliance thereon, whether or not notation of such action is made upon such Debt Security.
SECTION 105. Notices, etc., to Trustee, Issuer and Guarantors.
Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
(1)	the Trustee by any Holder, the Issuer or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, facsimile (212) 815-5915, or such other facsimile number as may be provided by the Trustee from time to time, and shall be deemed to have been made at the time of actual receipt of such written notice or facsimile transmission thereof; provided that any delivery made or facsimile sent on a day other than a Business Day in New York shall be deemed to be received on the next following Business Day in New York; or

(2)	the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing to the Issuer or such Guarantor, as the case may be, addressed to it at the address of its executive office specified in the first paragraph of this Indenture, Attention: Corporate Secretary of NNL, facsimile number (905) 863-8386, in the case of NNC, NNL or NNI or at any other address or facsimile number previously furnished in writing to the Trustee by the Issuer or such Guarantor, as the case may be, and shall be deemed to have been made at the time of delivery or facsimile transmission; provided that any delivery made or facsimile sent on a day other than a Business Day in Research Triangle Park, North Carolina, in the case of NNI, or Toronto, Ontario, in the case of the NNC or NNL, shall be deemed to be received on the next following Business Day in Research Triangle Park, North Carolina or Toronto, Ontario, respectively.
SECTION 106. Notice to Holders; Waiver.
(a) Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of the Debt Securities of any series of any event, such notice shall be sufficiently given to such Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.
(b) If the regular mail service is suspended or for any other reason it shall be impracticable to give notice to Holders by mail, then such notification to Holders as shall be made with the approval of the Trustee shall constitute sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

(c) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
(d) Any request, demand, authorization, direction, notice, consent, waiver or Act required or permitted under this Indenture shall be in the English language.
SECTION 107. Conflict with Trust Indenture Act.
If any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.
SECTION 108. Effect of Headings and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 109. Successors and Assigns.
All covenants and agreements in this Indenture by the Issuer or a Guarantor shall bind its successors and assigns, whether expressed or not.
SECTION 110. Separability Clause.
If any provision in this Indenture or in the Debt Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 111. Benefits of Indenture.
Nothing in this Indenture or in the Debt Securities of any series, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders of such Debt Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
SECTION 112. Governing Law, etc.
(a) This Indenture, the Debt Securities and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

(b) Each of NNC and the Issuer has appointed CT Corporation System with offices at 111 Eighth Avenue, 13th Floor, New York, New York, 10011 as its authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Debt Securities which may be instituted in any state or federal court in The City of New York, New York. NNC and NNL hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and NNC and the Issuer agree to take any and all action, including the filing of any and all documents, that may be reasonably necessary to continue each such appointment in full force and effect as aforesaid so long as the Debt Securities remain Outstanding. NNC and the Issuer agree that the appointment of the Authorized Agent shall be irrevocable so long as any of the Debt Securities remain Outstanding or until the irrevocable appointment by NNC and the Issuer of a successor authorized agent in The City of New York, New York as the authorized agent of each of them for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon NNC and the Issuer.
(c) Each of the Issuer and the Guarantors hereby:
(i)	agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Debt Securities, as the case may be, may be instituted in any federal or state court sitting in The City of New York,

(ii)	waives to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum,

(iii)	irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding, and

(iv)	agrees that service of process by mail to the addresses specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.
SECTION 113. WAIVER OF JURY TRIAL.
EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED THEREBY.
SECTION 114. Legal Holidays.
If any Interest Payment Date, Redemption Date or Stated Maturity Date of any Debt Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Debt Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or Stated Maturity Date, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be on account of such delay; provided, in the case of any series of Debt Securities for which interest accrues at a floating rate, payment of interest shall accrue until, and be paid upon, the next succeeding Business Day.
ARTICLE TWO
Debt Security Forms
SECTION 201. Forms Generally.
(a) All Debt Securities, all Guarantees and the Trustee’s certificate of authentication shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by a Board Resolution and as set forth in an Officers’ Certificate or any indenture supplemental hereto and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Issuer or the applicable Guarantor, as the case may be, may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any of the Debt Securities may be listed, or to conform to usage.
(b) The Certificated Securities of any series and Guarantees, if any, shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner; provided that such manner is permitted by the rules of any securities exchange on which such Debt Securities may be listed or of any automated quotation system on which such Debt Securities may be quoted, all as determined by the officers executing such Debt Securities and Guarantees, as conclusively evidenced by their execution of such Debt Securities and Guarantees.
SECTION 202. Forms of Debt Securities.
Debt Securities shall be in the forms approved by the officers executing such Debt Securities, as conclusively evidenced by their execution of such Debt Securities, having those terms approved by or pursuant to a Board Resolution and set forth in an Officers’ Certificate or one or more indentures supplemental hereto which shall set forth the information required by Section 301. The Debt Securities of each series shall be issuable in registered form without coupons and may be in the form of one or more Global Securities in whole or in part.
SECTION 203. Guarantee by Guarantor; Form of Guarantee; Release of Guarantee.
(a) Each Guarantor by its execution of this Indenture hereby agrees with each Holder of a Debt Security of each series authenticated and delivered by the Trustee and with the Trustee on behalf of each such Holder, to be unconditionally bound by the terms and provisions of the Guarantees set forth below and authorizes the Trustee to confirm such Guarantees to the Holder of each such Debt Security by its execution and delivery of each such Debt Security, with such Guarantees endorsed thereon, authenticated and delivered by the Trustee.

     Guarantees to be endorsed on the Debt Securities shall, subject to this Section 203, be in substantially the form set forth below:
GUARANTEE
OF
[GUARANTOR]
     For value received, [Guarantor] (the “Guarantor”) hereby unconditionally and irrevocably guarantees, jointly and severally to the Holder of the Debt Security upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the principal of, premium, if any, interest and Additional Amounts, if any, on such Debt Security and the due and punctual payment of any sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable, whether on the Stated Maturity Date, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the indenture dated as of July 5, 2006 among Nortel Networks Limited, as issuer, Nortel Networks Corporation and Nortel Networks Inc., as guarantors and The Bank of New York, as trustee (the “Indenture” and as supplemented by [any applicable supplemental indenture], the “Indenture”). In case of the failure of Nortel Networks Limited, a corporation organized under the laws of Canada (herein called the “Issuer,” which term includes any successor Person under the Indenture), punctually to make any such payment of principal, premium, if any, or interest, and Additional Amounts, if any, or any sinking fund or analogous payment, the Guarantor, for so long as this Guarantee shall be in effect, hereby agrees to cause any such payment to be made to or to the order of the Trustee punctually when and as the same shall become due and payable, whether on the Stated Maturity Date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.
     The Guarantor hereby agrees that its obligations hereunder shall be as if it were the principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Debt Security or the Indenture, any failure to enforce the provisions of such Debt Security or the Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of such Debt Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Debt Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Debt Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest on such Debt Security or as otherwise described in Section 203 of the Indenture.
     This Guarantee shall be automatically and unconditionally released on the terms set forth in Section 203(b) of the Indenture.
     The Guarantor shall be subrogated to all rights of the Holder of such Debt Security and the Trustee against the Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, and interest on all Debt Securities of the same series issued under the Indenture shall have been paid in full.
     The Guarantor hereby agrees that its obligations hereunder shall be direct, unconditioned and unsubordinated and will rank equally and ratably without preference and at least equally with other senior unsecured obligations of the Guarantor, except to the extent prescribed by law. The Holder of a guaranteed Debt Security will be entitled to payment under the relevant Guarantee without taking any action whatsoever against the Issuer.
     No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest on, any Additional Amounts, and any sinking fund or analogous payments with respect to, the Debt Security upon which this Guarantee is endorsed.
     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Debt Security shall have been manually executed by or on behalf of the Trustee under the Indenture.
     All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
Executed and dated the date on the face hereof.

[GUARANTOR]

By

Name:
Title:

By

Name:
Title:
(b) Release of Guarantee.
(i)	The Guarantee of each Guarantor shall be released automatically with respect to any series of Debt Securities upon discharge or defeasance of such series of Debt Securities as provided below under Article Four or Article Thirteen of this Indenture.

(ii)	The Guarantee of NNI will be automatically and unconditionally released and such Guarantor relieved of any obligations under its Guarantee with respect to any series of Debt Securities upon the occurrence of a Suspension Period.

(iii)	At such time as NNI’s Guarantee is released with respect to any series of Debt Securities, NNI will no longer be considered a “Guarantor” of such series of Debt Securities. Within 15 Business Days of the occurrence of a Reversion Date with respect to such series of Debt Securities, NNI will enter into a supplemental indenture in order to provide a Guarantee of such series of Debt Securities on the terms set forth herein.

(iv)	The Trustee shall promptly execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee; provided that the Trustee shall not be obligated to execute or deliver any document evidencing the release of a Guarantee pursuant this Section 203(b) unless the Issuer has delivered an Officers’ Certificate or an Opinion of Counsel to the effect that such release is in accordance with the provisions of this Indenture. Notwithstanding the foregoing, upon the occurrence of a Reversion Date, NNI hereby agrees to promptly execute and deliver to Trustee a supplemental indenture guaranteeing such series of Debt Securities on terms substantially similar to those under NNI’s Guarantee in effect on the date of this Indenture.
SECTION 204. Form of Trustee’s Certificate of Authentication.
The form of the Trustee’s certificate of authentication to be borne by the Debt Securities shall be substantially as follows:
Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Debt Securities issued under the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:

Authorized Signatory
ARTICLE THREE
The Debt Securities
SECTION 301. Amount Unlimited; Issuable in Series.
(a) The aggregate principal amount of Debt Securities that may be authenticated and delivered under this Indenture is unlimited.

(b) The Debt Securities may be issued in one or more series. Not all Debt Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of Additional Debt Securities of such series. There shall be established in or pursuant to a Board Resolution of the Issuer and set forth in an Officers’ Certificate of the Issuer and the Guarantors, or established in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of any series:
(1)	the title of the Debt Securities of such series (which shall distinguish the Debt Securities of such series from all other Debt Securities);

(2)	the limit, if any, upon the aggregate principal amount of the Debt Securities of such series that may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of such series pursuant to Sections 304, 305, 311, 906 or 1107);

(3)	the date or dates on which the principal of, or premium on, the Debt Securities of such series is payable;

(4)	the rate or rates or the method of determination thereof at which the Debt Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable, and the Regular Record Dates for the interest payable on such Interest Payment Dates;

(5)	the place or places where the principal of (and premium, if any) and interest on Debt Securities of such series shall be payable;

(6)	the period or periods within which or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which Debt Securities of such series may be repurchased or redeemed, in whole or in part, at the option of the Issuer;

(7)	the obligation, if any, of the Issuer to redeem, repay or purchase Debt Securities of such series either pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Debt Securities of such series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(8)	whether the Debt Securities of such series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Global Securities and the terms and conditions, if any, upon which interests in such Global Security or Global Securities may be exchanged in whole or in part for the individual Debt Securities represented thereby;

(9)	the denominations in which Debt Securities of such series shall be issuable;

(10)	if other than the principal amount thereof, the portion of the principal amount of Debt Securities of such series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 501;

(11)	the currency or currencies of denominations of the Debt Securities of such series, which may be in Dollars or any Foreign Currency or any currency unit, and, if any such currency of denomination is a currency unit, the agency or organization, if any, responsible for overseeing such currency unit;

(12)	the currency or currencies in which payment of the principal of (and premium, if any) and interest on the Debt Securities of such series will be made, and the currency or currencies, if any, in which payment of the principal of (and premium, if any) or interest on Debt Securities of such series, at the election of each of the Holders thereof, may also be payable;

(13)	if the amount of payments of principal of (and premium, if any) or interest on the Debt Securities of such series may be determined with reference to an index based on a currency or currencies other than that in which the Debt Securities of the series are denominated or designated to be payable, the manner in which such amounts shall be determined;

(14)	if the payments of principal of (and premium, if any) or the interest on the Debt Securities of such series are to be made in a Foreign Currency, other than the Foreign Currency in which such Debt Securities are denominated, the manner in which the Exchange Rate with respect to such payments shall be determined;

(15)	the terms, if any, upon which the Debt Securities of such series will be defeasable;

(16)	whether any legends shall be stamped or imprinted on all or a portion of the Debt Securities of such series, and the terms and conditions upon which any such legends may be removed;

(17)	whether the Debt Securities of such series will be entitled to the benefit of a Registration Rights Agreement, and, if so, any Additional Interest provisions applicable to such Debt Securities;

(18)	any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture);

(19)	the form of the face and reverse of the Debt Securities of such series; and

(20)	CUSIP numbers, if any.
(c) Any terms so established by the Issuer or any Guarantor in accordance with Section 301(b) must be reasonably satisfactory to the Trustee.
(d) Notwithstanding the foregoing, a series may not be reopened to issue Additional Debt Securities of such series within five years of the Maturity of the Outstanding Debt Securities of such series.

(e) All Debt Securities of any one series shall be identical except as to denomination, original Issue Date, aggregate principal amount, initial interest period, initial Restricted Period, registration rights and any changes related thereto and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in such indenture or indentures supplemental hereto.
(f) If any of the terms of a series of Debt Securities are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Corporate Secretary, the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.
(g) Debt Securities of any series that are repayable at the option of the Holders shall be repaid in accordance with the terms of the Debt Securities of such series.
(h) Debt Securities originally offered and sold to QIBs in reliance on Rule 144A will be issued in the form of one or more permanent Global Securities (each, a “Rule 144A Global Security”).
(i) Debt Securities originally offered and sold outside the United States in reliance on Regulation S will be issued in the form of one or more permanent Global Securities (each, a “Regulation S Global Security”).
SECTION 302. Denominations.
Unless otherwise provided as contemplated by Section 301 with respect to any series of Debt Securities and except as provided in Section 303, Debt Securities will be issued in denominations of $2,000 and integral multiples of $1,000.
SECTION 303. Execution, Authentication, Delivery and Dating.
(a) The Debt Securities shall be executed on behalf of the Issuer and the Guarantees shall be executed on behalf of each Guarantor by the Authorized Officers of the Issuer or such Guarantor, as the case may be. The Debt Securities and the Guarantee of each Guarantor may but need not be under the corporate seal of the Issuer or such Guarantor, as the case may be, or a reproduction thereof (which reproduction shall for such purposes be deemed to be the corporate seal of the Issuer or such Guarantor, as the case may be). The signature of any of these Authorized Officers on the Debt Securities or the Guarantees may be manual or facsimile. Debt Securities or Guarantees bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer or applicable Guarantor, as the case may be, shall bind the Issuer or such Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debt Securities or Guarantees.
(b) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Debt Securities of any series and the related Guarantees executed by the Issuer and the applicable Guarantors to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Debt Securities; whereupon the Trustee, in accordance with such Issuer Order shall authenticate and deliver such Debt Securities. At any time and from time to time after the execution and delivery of this Indenture and after the effectiveness of a registration statement under the Securities Act with respect to the Debt Securities of any series, the Issuer may deliver Exchange Debt Securities evidencing the same, continuing indebtedness and of such series executed by the Issuer (with the Guarantee endorsed thereon executed by the applicable Guarantors) together with an Issuer Order for the authentication and delivery of such Exchange Debt Securities and of a like principal amount of Initial Debt Securities of such series for cancellation in accordance with Section 316, and the Trustee in accordance with the Issuer Order shall authenticate and deliver such Exchange Debt Securities. The Trustee shall be entitled to receive, prior to the authentication and delivery of such Debt Securities, the supplemental indenture or the Board Resolution by or pursuant to which the terms of such Debt Securities have been approved, (x) an Opinion or Opinions of Counsel of the Issuer and applicable Guarantor(s) to the effect that:
(i)	in the event that the forms or terms of such Debt Securities and Guarantees have been established in a supplemental indenture, the execution and delivery of such supplemental indenture have been duly authorized by all necessary corporate action of the Issuer and the Guarantors, such supplemental indenture has been duly executed and delivered by the Issuer and the Guarantors and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding obligation enforceable against the Issuer and the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity and, with regard to NNC and the Issuer, to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights;

(ii)	the execution and delivery of such Debt Securities have been duly authorized by all necessary corporate action of the Issuer and such Debt Securities have been duly executed by the Issuer and, assuming due authentication by the Trustee and delivery by the Issuer, are valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity and, with regard to the Issuer, to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights;

(iii)	the execution and delivery of such Guarantees have been duly authorized by all necessary corporate action of the Guarantors and such Guarantees, if any, have been duly executed by the Guarantors and, assuming due authentication by the Trustee of the Debt Securities and delivery of the Debt Securities by the Issuer and delivery of the Guarantees by the Guarantors, are valid and binding obligations of the Guarantors enforceable against such Guarantors in accordance with their terms, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity and, with regard to NNC, to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights; and

(iv)	such other matters as the Trustee may reasonably request;

     and (y) an Officers’ Certificate to the effect that:
(i)	the forms of such Debt Securities and Guarantees have been established in conformity with the provisions of this Indenture;

(ii)	the terms of such Debt Securities and Guarantees have been established in conformity with the provisions of this Indenture;

(iii)	the amount of Outstanding Debt Securities of such series, together with the amount of such Debt Securities, does not exceed any limit established under the terms of this Indenture, a Board Resolution or any supplemental indenture on the amount of Debt Securities of such series that may be authenticated and delivered; and

(iv)	the absence of any event that is, or after notice or lapse of time or both would become, an Event of Default.
Notwithstanding any contrary provision herein, if the Issuer and applicable Guarantor(s) shall establish pursuant to Section 301 that the Debt Securities of a series may be issued from time to time, it shall not be necessary to deliver the Board Resolution, Officers’ Certificate and Opinion of Counsel otherwise required pursuant to this Section 303 or Section 301 at or prior to the time of authentication of each Debt Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Debt Security of such series to be issued.
(c) If the Issuer shall establish pursuant to Section 301 that the Debt Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Issuer and the Guarantors shall execute and the Trustee shall authenticate and deliver one or more Global Securities that shall: (i) represent an aggregate amount equal to the aggregate principal amount of the Outstanding Debt Securities of such series to be represented by one or more Global Securities; (ii) be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary; (iii) be held or be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction; and (iv) bear the legends set forth in Section 307(a) and (c).
(d) Each Depositary designated pursuant to Section 301 for a Global Security must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.
(e) The Trustee shall not be required to authenticate any Debt Securities if the issuance of such Debt Securities pursuant to this Indenture will adversely affect the Trustee’s own rights, duties or immunities under this Indenture.
(f) Each Debt Security shall be dated the date of its issue, except as otherwise provided pursuant to Section 301 with respect to Debt Securities of such series.
(g) No Debt Security or Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of one of its Responsible Officers, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.
SECTION 304. Temporary Debt Securities.
(a) Pending the preparation of Certificated Securities of any series, the Issuer may execute, and, upon receipt of an Issuer Order, the Trustee shall authenticate and deliver, temporary Debt Securities that are printed, lithographed, typewritten, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the Certificated Securities in lieu of which they are issued, in registered form and having endorsed thereon Guarantees executed by the applicable Guarantors substantially of the tenor of the definitive Guarantees, and in all cases with such appropriate insertions, omissions, substitutions and other variations as the officers of the Issuer and the Guarantors executing such Debt Securities and Guarantees may determine, as conclusively evidenced by their execution of such Debt Securities. Any such temporary Debt Securities may be in global form, representing all or a portion of the Outstanding Debt Securities of such series. Every such temporary Debt Security and Guarantee shall be executed by Authorized Officers of the Issuer and the Guarantors and shall be authenticated and delivered by the Trustee upon the same terms and conditions and in substantially the same manner, and with the same effect, as the Certificated Securities and Guarantees in lieu of which they are issued.
(b) If temporary Debt Securities of any series are issued, the Issuer will cause Certificated Securities of such series to be prepared without unreasonable delay. Upon surrender for cancellation of any one or more temporary Debt Securities of any series, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Certificated Securities of the same series of authorized denominations and of like tenor and having endorsed thereon the Guarantees executed by the applicable Guarantor(s). Until so exchanged, temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as individual Debt Securities of such series, except as otherwise specified as contemplated by Section 301 with respect to the payment of interest on Global Securities in temporary form.
(c) Upon any exchange of a portion of a temporary Global Security for a Certificated Global Security or for the individual Debt Securities represented thereby pursuant to this Section 304 or Section 305, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.
SECTION 305. Registration, Registration of Transfer and Exchange.
(a) The Issuer will maintain an office or agency (the “Security Registrar”) at which shall be kept a register (the “Security Register”) which, subject to such reasonable regulations as it may prescribe, shall contain the names and addresses of the Holders and provide for the registration of Debt Securities and of transfers of Debt Securities. Unless and until otherwise determined by the Issuer, the Trustee shall act as Security Registrar and the Security Registers shall be kept at the office or agency of the Trustee in the Borough of Manhattan, The City of New York. Such

Security Registers shall be in written form or in any other form capable of being converted into written form within a reasonable period of time. At all reasonable times, the Security Registers shall be open for inspection by the Trustee.
(b) Upon surrender for registration of transfer of any Debt Security of any series at the office or agency of the Issuer maintained for such purpose, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debt Securities of the same series of any authorized denomination or denominations, of like tenor and aggregate principal amount and having endorsed thereon the Guarantees executed by the applicable Guarantor(s). Every Debt Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer, the Security Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Security Registrar and the Trustee, and duly executed, by the Holder thereof or his attorney duly authorized in writing.
(c) Notwithstanding any other provision of this Section 305, unless and until it is exchanged in whole or in part for a Certificated Security, a Global Security representing all or a portion of the Debt Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.
(d) At the option of the Holder, Debt Securities of any series (other than a Global Security) may be exchanged for other Debt Securities of the same series of any authorized denomination or denominations of a like aggregate principal amount, upon surrender of the Debt Securities to be exchanged at such office or agency. Whenever any Debt Securities are so surrendered for exchange, the Issuer shall execute the Debt Securities which the Holder making the exchange is entitled to receive, the applicable Guarantor(s) shall execute the Guarantees endorsed thereon, and the Trustee shall authenticate and deliver such Debt Securities.
(e) If at any time the Depositary for the Debt Securities of a series notifies the Issuer that it is unwilling or unable to continue as Depositary for the Debt Securities of such series or if at any time the Depositary for the Debt Securities of such series shall no longer be eligible under Section 303(d), the Issuer shall appoint a successor Depositary with respect to the Debt Securities of such series.
(f) The Issuer may at any time and in its sole discretion determine that individual Debt Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Global Securities. In such event, the Issuer will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of individual Certificated Securities of such series, will authenticate and deliver, individual Certificated Securities of such series in an aggregate principal amount equal to the principal amount of the Global Security or Global Securities representing Debt Securities of such series (which shall have endorsed thereon Guarantee(s) executed by the applicable Guarantor(s)) in exchange for such Global Security or Global Securities.
(g) If specified by the Issuer pursuant to Section 301 with respect to a series of Debt Securities, the Depositary for such series of Debt Securities may surrender a Global Security for such series of Debt Securities in exchange in whole or in part for individual Certificated Securities of such series on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge: (i) to each Person specified by such Depositary a new individual Certificated Security or Certificated Securities of the same series (which shall have endorsed thereon Guarantee(s) executed by the applicable Guarantor(s)), of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and (ii) to such Depositary a new Global Security (which shall have endorsed thereon Guarantee(s) executed by the applicable Guarantor(s)) in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Certificated Securities delivered to Holders thereof.
(h) In any exchange provided for in Section 305(f) or Section 305(g), the Issuer shall execute and the Trustee will authenticate and deliver Debt Securities, which shall have endorsed thereon Guarantee(s) executed by the applicable Guarantor(s), in registered form in authorized denominations.
(i) Upon the exchange of a Global Security for individual Certificated Securities, such Global Security shall be cancelled by the Trustee. Individual Certificated Securities exchanged for portions of a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Securities to the Persons in whose names such Certificated Securities are so registered.
(j) All Debt Securities executed for delivery upon any transfer or exchange of Debt Securities shall be valid obligations of the Issuer evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered for such transfer or exchange. No service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Debt Securities, other than exchanges pursuant to Sections 304, 906 or 1107 not involving any transfer.
(k) The Issuer shall not be required to: (i) execute for delivery, register the transfer of or exchange of Debt Securities of any particular series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debt Securities of such series selected for redemption under Section 1103 and ending at the close of business on the day of such mailing; or (ii) register the transfer of or exchange of any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.
SECTION 306. Global Security Provisions.
(a) Each Global Security initially shall: (i) be registered in the name of the Depositary or the nominee of the Depositary, (ii) be delivered to the Security Custodian, and (iii) bear the appropriate legend, as set forth in Section 307. Any Global Security may be represented by more than one certificate. The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian, as provided in this Indenture.
(b) Participants shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Security Custodian under such Global Security, and the Depositary may be treated by the Issuer, the Guarantors, the Trustee, the Paying Agent and the Security Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantors, the Trustee, the Paying Agent or the Security Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security. The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Debt Securities.
(c) Except as provided below or in Sections 305(f) or (g), owners of beneficial interests in Global Securities will not be entitled to receive Certificated Securities. Certificated Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if:
(i)	the Depositary notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Issuer within 90 days of such notice,

(ii)	the Issuer executes and delivers to the Trustee and Security Registrar an Officers’ Certificate stating that such Global Security shall be so exchangeable, or

(iii)	an Event of Default has occurred and is continuing and the Security Registrar has received a request to issue Certificated Securities from the Depositary.
In connection with the exchange of an entire Global Security for Certificated Securities pursuant to this paragraph (c), such Global Security shall be surrendered to the Trustee for cancellation, and the Issuer shall execute, and upon Issuer Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Certificated Securities of authorized denominations.
SECTION 307. Legends
(a) Global Security Legends. (i) Each Global Security shall bear a legend in substantially the following form:

“THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF [INSERT NAME OF DEPOSITARY] OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”
(ii) If DTC is the Depositary for a Global Security, such Global Security shall also bear the following legend:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(b) (i) Securities Act Legends. Restricted Debt Securities and their Successor Debt Securities shall bear a Restricted Debt Securities Legend substantially in the form set forth below:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS (IN THE CASE OF RULE 144A DEBT SECURITIES) OR 40 DAYS (IN THE CASE OF REGULATION S DEBT SECURITIES) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER, ANY GUARANTOR OR ANY AFFILIATE OF THE ISSUER OR ANY GUARANTOR WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR A GUARANTOR, (B) PURSUANT TO A REGISTRATION

STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S, ANY GUARANTOR’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
(c) Canadian Securities Legend. Unless the Security Registrar receives an Officers’ Certificate confirming that the following legend is not required, each Global Security shall bear a legend in substantially the following form:
     “UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE [INSERT DATE THAT IS FOUR MONTHS PLUS ONE DAY AFTER THE ISSUE DATE].”
SECTION 308. Transfer and Exchange.
(a) The following provisions shall apply with respect to any proposed transfer of an interest in a Rule 144A Global Security that is a Restricted Debt Security: If (1) the owner of a beneficial interest in a Rule 144A Global Security wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Debt Securities through a beneficial interest in the Regulation S Global Security, (x) upon receipt by the Security Custodian and Security Registrar of:
(i)	instructions from the Holder of the Rule 144A Global Security directing the Security Custodian and Security Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Security equal to the principal amount of the beneficial interest in the Rule 144A Global Security to be transferred, and
(ii)	a certificate in the form of Exhibit B from the transferor,
(y) subject to the rules and procedures of the Depositary, the Security Custodian and Security Registrar shall increase the Regulation S Global Security and decrease the Rule 144A Global Security by such amount in accordance with the foregoing and (z) compliance with the requirements of Section 308(b)(ii), if applicable.
(b) Other Transfers. (i) Any transfer of Restricted Debt Securities not described above (other than a transfer of a beneficial interest in a Global Security that does not involve an exchange of such interest for a Certificated Security or a beneficial interest in another Global Security, which must be effected in accordance with applicable law and the rules and procedures of the Depositary, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Security Registrar of such Opinions of Counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act and this Section 308.
     (ii) Restricted Debt Securities and, unless the Securities Registrar receives an Officers’ Certificate confirming that this Section 308(b)(ii) does not apply to Exchange Debt Securities, Exchange Debt Securities shall not be transferred, directly or indirectly, in or into Canada before the date that is four months plus one day after the Issue Date of such Debt Securities except pursuant to an available exemption from the prospectus requirements of applicable provincial or territorial securities laws in Canada. Any transfer of such Debt Securities in or into Canada shall be made only upon receipt by the Security Registrar of an Opinion of Counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with applicable provincial or territorial securities laws in Canada.
(c) Use and Removal of Restricted Debt Securities Legends. Upon the transfer, exchange or replacement of Certificated Securities (or beneficial interests in a Global Security) not bearing (or not required to bear upon such transfer, exchange or replacement) a Restricted Debt Securities Legend, the Security Custodian and Security Registrar shall exchange such Certificated Securities (or beneficial interests) for beneficial interests in a Global Security (or Certificated Securities if they have been issued pursuant to this paragraph (c)) that does not bear a Restricted Debt Securities Legend. Upon the transfer, exchange or replacement of Certificated Securities (or beneficial interests in a Global Security) bearing a Restricted Debt Securities Legend, the Security Custodian and Security Registrar shall deliver only Certificated Securities (or beneficial interests in a Global Security) that bear a Restricted Debt Securities Legend unless:
(i)	such Certificated Securities (or beneficial interests) are exchanged in an Exchange Offer;

(ii)	such Certificated Securities (or beneficial interests) are transferred pursuant to a Shelf Registration Statement;

(iii)	such Certificated Securities (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Security Registrar of a certificate of the transferor in the form of Exhibit B and an Opinion of Counsel reasonably satisfactory to the Security Registrar;
(iv)	such Certificated Securities (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or

(v)	in connection with such transfer, exchange or replacement the Security Registrar shall have received an Opinion of Counsel and other evidence reasonably satisfactory to it to the effect that neither such Restricted Debt Securities Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
The Restricted Debt Securities Legend on any Certificated Security shall be removed at the written request of the Holder on or after the Resale Restriction Termination Date therefor. The Holder of a Global Security may exchange an interest therein for an equivalent interest in a Global Security not bearing a Restricted Debt Securities Legend upon transfer of such interest pursuant to any of clauses (i) through (v) of this paragraph (c). The Issuer shall deliver to the Trustee an Officers’ Certificate promptly upon effectiveness, withdrawal or suspension of any Registration Statement.
(d) Consolidation of Global Securities.
(i)	If a Global Security not bearing a Restricted Debt Securities Legend is Outstanding at the time of an Exchange Offer with respect to the same series of Debt Securities, any interests in a Global Security exchanged in such Exchange Offer shall be exchanged for interests in such Outstanding Global Security.

(ii)	Nothing in this Indenture shall provide for the consolidation of any Debt Securities with any other Debt Securities to the extent that they constitute, as determined pursuant to an Opinion of Counsel, different classes of securities for U.S. federal income tax purposes.
(e) Retention of Documents. The Security Registrar shall retain copies of all letters, notices and other written communications it receives pursuant to this Article Three. The Issuer and each Guarantor shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.
SECTION 309. Exchange Debt Securities.
At any time and from time to time after the execution and delivery of this Indenture and after the effectiveness of a Registration Statement under the Securities Act with respect thereto, the Issuer may deliver Exchange Debt Securities executed by the Issuer and having endorsed thereon Guarantees executed by the Guarantors to the Trustee for authentication, together with an Issuer Order in accordance with Section 303 of this Indenture evidencing the same continuing indebtedness and of like principal amount of Initial Debt Securities of such series for cancellation in accordance with Section 316 of this Indenture, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Debt Securities. Any Initial Debt Securities of any series that remain Outstanding after the completion of the Exchange Offer, together with the Exchange Debt Securities of such series issued in connection with the Exchange Offer, will be treated as a single class of Debt Securities under the Indenture.
SECTION 310. Additional Debt Securities.
(a) The Issuer may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional Debt Securities (“Additional Debt Securities”) of any series currently outstanding, subject to any limitations on the principal amount of such series established pursuant to Section 301 and the limitations set forth in Section 1006 of this Indenture, and deliver such Additional Debt Securities executed by the Issuer and having endorsed thereon Guarantees executed by the Guarantors to the Trustee for authentication, together with an Issuer Order. Holders of Additional Debt Securities of a series will have the rights to vote together with Holders of Debt Securities of such series issued on the Issue Date of such series of Debt Securities and Exchange Debt Securities of such series as one class. Any Additional Debt Securities of any one series shall have terms and conditions substantially similar to those of the Initial Debt Securities and the Exchange Debt Securities of such series, except for the following changes and any other changes related thereto:
(i)	the Additional Debt Securities may have a different Issue Date;

(ii)	the Additional Debt Securities may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other Debt Securities of such series; and

(iii)	the Additional Debt Securities may have terms specified in the Board Resolution, Officers’ Certificate or supplemental indenture for such Additional Debt Securities making appropriate adjustments to this Article Three, as applicable (and related definitions) applicable to such Additional Debt Securities in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Debt Securities, which are not adverse in any material respect to the Holder of any Debt Securities (other than such Additional Debt Securities); provided that any such terms must be reasonably satisfactory to the Trustee;
and further provided, in each case, that no adjustment pursuant to this Section 310 shall cause such Additional Debt Securities to constitute, as determined pursuant to an Opinion of Counsel, a class of securities different from the Original Debt Securities for U.S. federal income tax purposes except for Additional Debt Securities that have a separate CUSIP number from the Debt Securities pending performance by the Issuer of its obligations under the applicable Registration Rights Agreement.
SECTION 311. Mutilated, Destroyed, Lost or Stolen Debt Securities.
(a) If: (i) any mutilated Debt Security is surrendered to the Trustee; or (ii) the Issuer, the Guarantors and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security, and the Issuer, the Guarantors and the Trustee receive such security or indemnity satisfactory to them; then, in the absence of notice to the Issuer, any Guarantor or the Trustee that such Debt Security has been acquired by a bona fide purchaser, the Issuer and the Guarantors shall execute and upon such bona fide purchaser’s written request the Trustee shall authenticate and deliver, in exchange for any such Debt Security, a new Debt Security of the same series and of like tenor and principal amount and having endorsed thereon the Guarantees executed by the Guarantors, in registered form bearing a number not contemporaneously outstanding appertaining to such destroyed, lost or stolen Debt Security.
(b) If any such mutilated, destroyed, lost or stolen Debt Security has become or is about to become due and payable, the Issuer or the Guarantors in their discretion may, instead of executing for delivery a new Debt Security, pay such Debt Security. Upon the execution for delivery of any new Debt Security under this Section, the Issuer or any Guarantor may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
(c) Every new Debt Security of any series and the Guarantees endorsed thereon executed for delivery pursuant to this Section in lieu of any destroyed, lost or stolen Debt Security shall constitute contractual obligations of the Issuer and the Guarantors, whether or not such destroyed, lost or stolen Debt Security shall be at any time enforceable by anyone, and any such new Debt Security and Guarantees shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of the same series and the Guarantees endorsed thereon duly issued hereunder.
(d) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities.
SECTION 312. Payment of Interest; Interest Rights Preserved.
(a) Interest on any Debt Security that is payable on any Interest Payment Date shall be paid to the Person in whose name that Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. At the option of the Issuer, payment of interest on any Debt Security may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account designated by such Person.
(b) Any interest on any Debt Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall be paid in accordance with the following provisions and not to the registered Holder on the relevant Regular Record Date by virtue of his having been such Holder.
(i)	The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Debt Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debt Security of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Debt Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Defaulted Interest shall be paid to the Persons in whose names the Debt Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).
(ii)	The Issuer may make payment of any Defaulted Interest on the Debt Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
(c) Subject to the foregoing provisions of this Section, each Debt Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Debt Security.
SECTION 313. Additional Amounts.
(a) All payments made by the Issuer or the Guarantors, as applicable, under or in respect of the Debt Securities or the Guarantees will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges imposed or levied by or on behalf of the government of any jurisdiction, including Canada or any province or territory thereof, or by any authority or agency therein or thereof having power to tax, all of which are herein referred to as “Taxes,” unless the Issuer or such Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant governmental authority. If the Issuer or any Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made under or in respect of the Debt Securities or the Guarantees, the Issuer or such Guarantor, as applicable, will pay such additional amounts, which are herein referred to as “Additional Amounts,” as may be necessary so that the net amount received by each Holder of a Debt Security (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a Holder of a Debt Security, which we refer to as an “Excluded Holder,” in respect of a beneficial owner, (i) with which the Issuer or such Guarantor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, (ii) which is subject to such Taxes by reason of its being connected presently or formerly with any jurisdiction, including Canada or any province or territory thereof, otherwise than by reason of the Holder’s purchase of the Debt Securities, the holding of Debt Securities or the receipt of payments in respect of the Debt Securities, (iii) which presents such Debt Security for payment (where presentation is required) more than 30 days after the relevant date (except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting a Debt Security for payment on the last day of such 30 day period); for this purpose, the “relevant date” in relation to any payments on any Debt Security means: (A) the due date for payment thereof, or (B) if the full amount of the monies payable on such date has not been received by the Trustee on or prior to such due date, the date on which the full amount of such monies has been so received and notice to that effect has been duly given to Holders of Debt Securities in accordance with this Indenture or (iv) who could lawfully avoid or reduce (but has not so avoided or reduced) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence, eligibility for treaty benefits or other similar claim for exemption or reduction to any relevant tax authority, the Issuer and such Guarantor, as appropriate; provided that in the case of a reduction, the Holder shall be entitled to receive Additional Amounts up to the reduced amount that would have applied had it made the appropriate claim. The Issuer and the applicable Guarantor will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuer will furnish to the Trustee, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made by the Issuer or the applicable Guarantor or other evidence of such payment satisfactory to the Trustee. If any Holder pays any Taxes or other amounts in respect of payments that the Issuer or Guarantors pay to such Holder, the Issuer and each Guarantor shall indemnify and hold harmless each Holder of Debt Securities (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of (x) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Debt Securities or the Guarantees, and (y) any Taxes levied or imposed and paid by such Holder with respect to any reimbursement under (x) above, but excluding any such Taxes on such Holder’s net income or capital. A certificate of the Holder (or the Trustee on behalf of the Holder) accompanying the written request and containing reasonable detail as to the amount of Taxes to be reimbursed shall be determinative, absent manifest error, of the amount due from the Issuer and Guarantors to the Holder under this Indemnification.
(b) At least 30 days prior to each date on which any payment under or with respect to the Debt Securities or the Guarantees is due and payable, if the Issuer or any Guarantor is obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and that the Issuer or such Guarantor, as the case may be, will remit such deduction or withholding to the appropriate tax authority, and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders of the Debt Securities on the relevant date. All references in this Indenture to the payment of principal of, premium or any other amount, if any, and interest on, any Debt Security or Guarantee shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable.
SECTION 314. Additional Interest Under Registration Rights Agreements.
Under certain circumstances, the Issuer may be obligated to pay Additional Interest to Holders, all as and to the extent set forth in the Issue Date Registration Rights Agreement or any other Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference and such Additional Interest is deemed to be interest for all purposes of this Indenture.
SECTION 315. Persons Deemed Owners.
(a) Prior to due presentment of a Debt Security for registration of transfer, the Issuer, the Guarantors, the Trustee and any agent of any of the foregoing may treat the Person in whose name such Debt Security is registered as the owner of such Debt Security for the purpose of receiving payment of principal of (and premium, if any) and, subject to Section 312, interest on such Debt Security and for all other purposes whatsoever, whether or not such Debt Security be overdue, and none of the Issuer, the Guarantors, the Trustee or any agent of any of the foregoing shall be affected by notice to the contrary.
(b) None of the Issuer, the Guarantors, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records related to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records related to such beneficial ownership interests.
SECTION 316. Cancellation.
Unless otherwise provided, all Debt Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuer or any Guarantor may deliver to the Trustee for cancellation any Debt Securities previously authenticated and delivered hereunder that the Issuer or such Guarantor may have acquired in any manner whatsoever, and all Debt Securities so delivered shall be promptly cancelled by the Trustee. No Debt Securities shall be authenticated in lieu of or in exchange for any Debt Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debt Securities held by the Trustee shall be disposed of in accordance with the Trustee’s policy of disposal or shall be returned to the Issuer upon Issuer Request; provided that the Trustee shall not be required to destroy cancelled Debt Securities.
SECTION 317. Computation of Interest.
Interest on any series of Debt Securities shall be computed in the manner set forth in the supplemental indenture applicable to such series of Debt Securities.
SECTION 318. Payment in Currencies.
(a) Payment of principal of (and premium, if any) and interest on the Debt Securities of any series shall be made in the currency or currencies specified pursuant to Section 301; provided that the Holder of a Debt Security of such series may elect to receive such payment in any one of

Dollars or any other currency designated for such purpose pursuant to Section 301. A Holder may make such election by delivering to the Trustee a written notice thereof, substantially in the form attached hereto as Exhibit A or in such other form as may be acceptable to the Trustee, not later than the close of business on the Regular Record Date or Special Record Date immediately preceding the applicable Interest Payment Date or date for payment of Defaulted Interest or the fifteenth day immediately preceding the Maturity of an installment of principal, as the case may be. Such election shall remain in effect with respect to such Holder until such Holder delivers to the Trustee a written notice substantially in the form attached hereto as Exhibit A or in such other form as may be acceptable to the Trustee specifying a change in the currency in which such payment is to be made; provided that any such notice must be delivered to the Trustee not later than the close of business on the Regular Record Date or Special Record Date immediately preceding the next Interest Payment Date or date for payment of Defaulted Interest or the fifteenth day immediately preceding the Maturity of an installment of principal, as the case may be, in order to be effective for the payment to be made thereon; and provided further that no such change in currency may be made with respect to payments to be made on any Debt Security with respect to which notice of redemption has been given by the Issuer pursuant to Article Eleven.
(b) Except as otherwise specified pursuant to Section 301, the Trustee shall deliver to the Issuer, not later than the eighth Business Day after the Regular Record Date or Special Record Date with respect to an Interest Payment Date or date for payment of Defaulted Interest or the fifteenth day immediately preceding the Maturity of an installment of principal, as the case may be, with respect to a series of Debt Securities, a written notice specifying, in the currency or currencies in which the Debt Securities of such series are denominated, the aggregate amount of the principal of (and premium, if any) and interest on such Debt Securities to be paid on such payment date. If payments on any such Debt Securities are designated to be made in a currency other than the currency in which such Debt Securities are denominated or if at least one Holder has made the election referred to in paragraph (a) above, then such written notice shall also specify, in each currency in which payment is to be made pursuant to paragraph (a), the amount of principal of (and premium, if any) and interest on such series of Debt Securities to be paid in such currency on such payment date.
(c) The Issuer shall deliver, not later than the fourth Business Day following each Regular Record Date or Special Record Date or the fifteenth day immediately preceding the Maturity of an installment of principal, as the case may be, to the Trustee an Exchange Rate Officers’ Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. Except as otherwise specified pursuant to Section 301, the amount receivable by Holders who have elected payment in a currency other than the currency in which such Debt Securities are denominated as provided in paragraph (a) above shall be determined by the Issuer on the basis of the applicable Exchange Rate set forth in the applicable Exchange Rate Officers’ Certificate.
(d) Except as otherwise specified pursuant to Section 301, if the Foreign Currency in which Debt Securities of a series is denominated ceases to be used both by the government of the country that issued such currency and for the settlement of transactions by banks, then with respect to each date for the payment of principal of (and premium, if any) and interest on such Debt Securities occurring after the final date on which the Foreign Currency was so used, all payments with respect to such Debt Securities shall be made in Dollars; provided that payment to a Holder of a Debt Security of such series shall be made in a different Foreign Currency if that

Holder has elected or elects payment in such Foreign Currency as provided for by paragraph (a) above. If payment is to be made in Dollars to the Holders of any such Debt Securities pursuant to the provisions of the preceding sentence, then the amount to be paid in Dollars on a payment date by the Issuer to the Trustee and by the Trustee or any Paying Agent to Holders shall be determined by the Trustee as of the Regular Record Date or Special Record Date with respect to such Interest Payment Date or date for payment of Defaulted Interest or the fifteenth day immediately preceding the Maturity of an installment of principal, as the case may be, and shall be equal to the sum obtained by converting the specified Foreign Currency into Dollars at the Exchange Rate on the last Record Date on which such Foreign Currency was so used in such capacity.
(e) All decisions and determinations of the Trustee regarding conversion of Foreign Currency into Dollars pursuant to Sections 318(d) or 301 or the Exchange Rate shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Issuer and all Holders of the Debt Securities of the applicable series. If a Foreign Currency in which payment of Debt Securities of a series may be made ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by banks, the Issuer, after learning thereof, will give written notice pursuant to Section 105 thereof to the Trustee immediately (and the Trustee promptly thereafter will give notice to the Holders in the manner provided in Section 106) specifying the last date on which the Foreign Currency was used for the payment of principal of (and premium, if any) or interest on such Debt Securities. The Trustee shall be fully justified, protected and otherwise held harmless in relying and acting upon the information so received by the Issuer and shall not otherwise have any duty or obligation to determine or verify such information independently.
SECTION 319. Judgments.
Any payment in respect of principal of (and premium, if any) and interest otherwise due on Debt Securities made in Canadian currency by NNC or the Issuer to any Holder of Debt Securities (the “Payee”) pursuant to a judgment or order of a court or tribunal in Canada shall constitute a discharge of NNC or the Issuer only to the extent of the amount of Dollars or Foreign Currency payable on such Debt Securities (the “Purchased Amount”) that the Payee, on the date of such payment in Canadian currency, would be able to purchase with the amount so paid based on the noon buying rate for Dollars or the Foreign Currency for wire transfers quoted on the date of payment or, if such date if not a Business Day in Toronto, Canada, on the next Business Day in Toronto, Canada. If the amount otherwise due to the Payee (the “Amount Due”) is greater or less than the Purchased Amount, NNC or the Issuer, as the case may be, shall indemnify and hold harmless the Payee to the extent that the Amount Due exceeds the Purchased Amount and NNC or the Issuer, as the case may be, may retain the amount, if any, by which the Amount Due is less than the Purchased Amount. This indemnity shall constitute an obligation that is separate and independent from the other obligations contained in this Indenture and shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of amounts due under the Debt Securities or any judgment or order.

SECTION 320. CUSIP Numbers.
The Issuer in issuing the Debt Securities may use “CUSIP” numbers (if then generally accepted in use), and if so, the Trustee shall use “CUSIP” numbers in notices and redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the “CUSIP” numbers.
ARTICLE FOUR
Satisfaction and Discharge
SECTION 401. Satisfaction and Discharge of Indenture.
(a) This Indenture shall upon Issuer Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Debt Securities provided for herein and rights to receive payments of principal of (and premium, if any) and interest thereon) with respect to a series of Debt Securities specified by the Issuer, and the Trustee, at the expense of the Issuer, shall execute proper instruments provided to it acknowledging satisfaction and discharge of this Indenture with respect to the Debt Securities of such series, when:
(i)	either
(A) all Debt Securities of such series theretofore issued by the Issuer and authenticated and delivered hereunder (other than: (1) Debt Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 311; and (2) Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or
(B) all Debt Securities of such series issued by the Issuer and authenticated and delivered hereunder and not theretofore delivered to the Trustee for cancellation:
(1)	have become due and payable;

(2)	will become due and payable at their Stated Maturity Date within one year; or

(3)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (B)(1), (B)(2) or (B)(3) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities that have become due and payable) or to the Stated Maturity Date or Redemption Date, as the case may be;
(ii)	the Issuer or the Guarantors has paid or caused to be paid all other sums payable hereunder by the Issuer or the Guarantors; and

(iii)	the Issuer has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel each stating that all conditions precedent herein provided related to the satisfaction and discharge of this Indenture have been complied with.
(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to paragraph (a)(i)(B) of this Section, the obligations of the Trustee under Section 402 and Section 1003(e) shall survive such satisfaction and discharge.
SECTION 402. Application of Trust Money.
Subject to the provisions of Section 1003(e) of this Indenture, all money deposited with the Trustee pursuant to Section 401 of this Indenture shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities, the Guarantees and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor, acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.
ARTICLE FIVE
Defaults and Remedies
SECTION 501. Events of Default and Enforcement.
If and when any one or more of the following events (herein called an “Event of Default”) shall happen and be continuing with respect to the Debt Securities of any series, namely:
(1)	the failure to pay principal of any Debt Security of such series when such principal becomes due and payable, whether at Maturity, upon redemption or otherwise;

(2)	the failure to pay interest on any Debt Security of such series when the same becomes due and the continuance of such Default for a continuous period of 30 days;

(3)	a Default in the deposit of any sinking fund payment on any Debt Security of such series when due;

(4)	a Default by the Issuer, NNC, or during any period in which NNI is a Guarantor, NNI, in the performance or observance of any of their respective covenants, agreements or other obligations set forth herein for a continuous period of 90 days after the Issuer or such Guarantor receives written notice specifying the Default (and demanding that such Default be remedied) from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series;
(5)	a decree, judgment or order by a court having jurisdiction in the premises shall have been entered adjudging the Issuer or any Guarantor a bankrupt or insolvent or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Issuer or any Guarantor under any bankruptcy, insolvency or other similar applicable law and such decree, judgment or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Issuer or such Guarantor, as the case may be, of a substantial part of its property, or for the winding up or liquidation of its affairs, shall have remained in force for a period of 60 consecutive days; or any substantial part of the property of the Issuer or such Guarantor shall be sequestered or attached and shall not be returned to the possession of the Issuer or such Guarantor or released from such attachment whether by filing of a bond, or stay or otherwise within 60 consecutive days thereafter;

(6)	the Issuer or any Guarantor shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under any bankruptcy, insolvency or other similar applicable law or the Issuer or such Guarantor shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall be unable, or admit in writing its inability, to pay its debts generally as they become due, or corporate action shall be taken by the Issuer or such Guarantor in furtherance of any of the aforesaid actions;

(7)	a Default by NNC, the Issuer or during any period in which NNI is a Guarantor, NNI, under a single obligation in respect of Funded Debt that exceeds on its face $100,000,000 in principal amount, which results in such Funded Debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable and such acceleration shall not be rescinded or annulled within 10 days after written notice (i) specifying such Default and (ii) stating that such notice is a “Notice of Default” hereunder, shall have been given to such defaulting entity by Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series;

(8)	any Guarantee shall cease to be in full force and effect (other than in accordance with the terms of this Indenture) or any Guarantor denies or disaffirms its obligations under its Guarantee;

(9)	one or more judgments in an aggregate amount in excess of $100,000,000 shall have been rendered against NNC, the Issuer or, during any period in which NNI is a Guarantor, NNI, and such judgments remain undischarged, unpaid in accordance with its or their respective terms or unstayed for a period of 90 days after such judgment or judgments become final and non-appealable;
(10)	a failure by the Issuer to make a Change of Control Offer; and

(11)	any other Event of Default provided with respect to the Debt Securities of that series and specified in any supplemental indenture applicable to such series of Debt Security;
then, and in each and every such case, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series at such time may declare the principal of (and premium, if any) together with accrued interest on, all Debt Securities of such series to be due and payable immediately, by a notice in writing to the Issuer and the Guarantors, and to the Trustee if given by the Holders, and upon any such declaration such principal amount, together with accrued interest thereon shall become immediately due and payable.
SECTION 502. Waiver of Declaration.
At any time after such a declaration of acceleration with respect to the Debt Securities of a series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, by written notice to the Issuer, the Guarantors and the Trustee, may rescind and annul such declaration and its consequences if:
(a) the Issuer or a Guarantor has paid or deposited with the Trustee a sum sufficient to pay:
(i)	all overdue interest on all the Debt Securities of such series;

(ii)	the principal of any of the Debt Securities of such series that have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor in such Debt Securities; and

(iii)	to the extent that payment of such interest is lawful and applicable, interest upon overdue installments of interest at the rate or rates prescribed therefor in such Debt Securities; and
(b) all Events of Default with respect to the Debt Securities of such series, other than the non-payment of the principal of, premium if any and interest on, such Debt Securities which have become due solely by such declaration of acceleration, have been cured or waived in accordance with the provisions of the Indenture.
SECTION 503. Waiver.
(a) The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of such series waive any past Default hereunder with respect to such series and its consequences, except a Default:

(i)	in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series; or

(ii)	in respect of a covenant or provision hereof that under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected.
(b) Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture. No such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
SECTION 504. Other Remedies.
(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (and premium, if any) or interest on Debt Securities or to enforce the performance of any provision of Debt Securities or this Indenture.
(b) The Trustee may maintain a proceeding even if it does not possess any Debt Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies, except as provided in Section 311, are cumulative to the extent permitted by law.
SECTION 505. Application of Money Collected.
Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the dates fixed by the Trustee and, in case of the distribution of such money on account of principal of (and premium, if any) or interest, upon presentation of Debt Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
FIRST: To the payment of all amounts due the Trustee under Section 606;
SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Debt Securities in respect of which or for the benefit of which such money has been collected ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities for principal (and premium, if any) and interest, respectively. The Holders of any Debt Securities denominated in a Foreign Currency shall be entitled to receive a ratable portion of the amount determined by the Trustee converting the principal amount Outstanding of such Debt Securities and accrued but unpaid interest on such Debt Securities in the currency in which such Debt Securities are denominated into Dollars at the Exchange Rate as of the date of declaration of acceleration of the Maturity of the Debt Securities (or, if there is no such rate on such date for the reasons specified in Section 318(d), such rate on the date specified in such Section); and
THIRD: To the Issuer or, to the extent the Trustee collects any amount pursuant to Section 203 hereof from a Guarantor, to such Guarantor.

SECTION 506. Control by Holders.
(a) The Holders of at least a majority in principal amount of the Outstanding Debt Securities of any series, may:
(i)	direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Debt Securities of such series; and

(ii)	take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of Debt Securities under any provisions of this Indenture or under applicable law.
(b) The Trustee may refuse, however, to follow any direction that conflicts with law or this Indenture or is unduly prejudicial to the rights of any Holders.
SECTION 507. Limitation on Suits.
(a) Any Holder of Debt Securities may individually pursue a remedy with respect to this Indenture directly only if: (i) such Holder gives to the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in principal amount of all of the then-Outstanding Debt Securities issued under the Indenture (treated as a single class) make a request in writing to the Trustee to pursue the remedy; (iii) such Holder or Holders indemnify the Trustee in form satisfactory to it against any loss, liability, claim, damage or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of such request and indemnity; and (v) during such 60-day period the Holders of a majority in principal amount of all of the Outstanding Debt Securities (treated as a single class) do not give the Trustee a direction inconsistent with the request.
(b) Holders may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
SECTION 508. Rights of Holders To Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of (and, premium, if any) and interest on Debt Securities held by such Holder, on or after the respective due dates expressed in the Debt Securities (or, in the case of redemption, on the Redemption Date), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
SECTION 509. Collection Suit by Trustee.
If an Event of Default specified in Section 501(1), (2) or (3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or a Guarantor for the whole amount of principal (and premium, if any) and interest remaining unpaid.

SECTION 510. Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer or a Guarantor, its creditors or its property.
SECTION 511. Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 507, or a suit by any Holder or group of Holders of more than 10% in principal amount of the Outstanding Debt Securities.
SECTION 512. Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder of any Debt Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 513. Waiver of Stay or Extension Laws.
The Issuer and each Guarantor, severally and not jointly, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and the Guarantors each, severally and not jointly (to the extent that it may lawfully do so), hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE SIX
The Trustee
SECTION 601. Duties of Trustee.
(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:
(i)	the Trustee need perform only those duties that are specifically set forth in this Indenture and no others shall be inferred or implied; and

(ii)	in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions required to be delivered to it pursuant to the terms of this Indenture to determine whether or not they so conform.
(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)	this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 506; and

(iv)	no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(d) Every provision of this Indenture that in any way relates to the Trustee is subject to the above paragraphs of this Section. The Trustee may refuse to perform any duty or exercise any right or power under this Indenture (including with respect to Section 506) unless it receives indemnity reasonably satisfactory to it for actions taken under this Indenture. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or the applicable Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
SECTION 602. Rights of Trustee.
The Trustee may rely on any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance thereon. The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care. The Trustee shall not be liable for any action it takes or omits to take in good faith, except as otherwise provided in this Indenture, which it reasonably believes to be authorized or within its rights or powers. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder as Security Registrar and Security Custodian and each agent, custodian and other Person employed by the Trustee to act hereunder.
SECTION 603. Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Debt Securities and may otherwise deal with the Issuer or the Guarantors with the same rights it would have if it were not Trustee. Any agent of the Trustee may do the same with like rights. However, the Trustee is at all times subject to Sections 609 and 610.
SECTION 604. Trustee’s Disclaimer.
The recitals contained herein and in the Debt Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of any offering materials, this Indenture or of the Debt Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Debt Securities or proceeds of the Debt Securities.
SECTION 605. Notice of Defaults.
(a) If an Event of Default with respect to a series of Debt Securities occurs and is continuing, the Trustee shall mail to Holders of Debt Securities of such series a notice of the Event of Default within 90 days after it occurs. Except in the case of an Event of Default resulting from nonpayment on any Debt Securities, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of Debt Securities.
(b) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debt Securities and this Indenture.

SECTION 606. Compensation and Indemnity.
(a) The Issuer shall pay to the Trustee from time to time compensation for its services as agreed separately by the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.
(b) The Issuer shall fully indemnify the Trustee and any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its rights, powers, trusts or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is caused by its own negligent action or failure to act, willful misconduct or bad faith or, with respect to indemnification of an agent hereunder, the negligent action or failure to act, willful misconduct or bad faith of such agent. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. The Issuer need not pay for any settlement made without its consent.
(c) Except as otherwise expressly provided herein, the Issuer agrees to reimburse the Trustee upon its request for all reasonable and documented expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable and documented compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligent action or failure to act, willful misconduct or bad faith or, with respect to documented compensation, expenses and disbursements of an agent or attorney, the negligent action or failure to act, willful misconduct or bad faith of such agent or attorney.
(d) To secure the Issuer’s respective payment obligations in this Section, the Trustee shall have a lien prior to Debt Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, on and interest on Debt Securities.
When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or Section 501(6), the reasonable and documented expenses (including the reasonable and documented charges and expenses of its counsel) and compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.
The provisions of this Section shall survive the satisfaction and discharge of the Debt Securities, termination of this Indenture and the resignation or removal of the Trustee.
SECTION 607. Replacement of Trustee.
(a) A resignation or removal of the Trustee and appointment of a successor Trustee for the Debt Securities of any series shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
(b) The Trustee may resign at any time with respect to Debt Securities of one or more series by giving written notice thereof to the Issuer and the Guarantors. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may at the expense of the Issuer petition any court of competent jurisdiction for the appointment of a successor Trustee to the Trustee. The Holders of at least a majority in principal amount of the then Outstanding Debt Securities of such series may remove the Trustee by so notifying the Trustee, the Issuer and the Guarantors if: (i) the Trustee fails to comply with Section 609; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting; in addition, in any such case, (1) the Issuer by a Board Resolution may remove the Trustee with respect to all Debt Securities, or (2) any Holder who has been a bona fide Holder of a Debt Security of any series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee for the Debt Securities of such series and the appointment of a successor Trustee.
(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason with respect to the Debt Securities of one or more series, the Issuer shall promptly appoint a successor Trustee or Trustees with respect to the Debt Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Debt Securities of one or more or all of such series and that, except as provided by Section 611, at any time there shall be only one Trustee with respect to the Debt Securities of any particular series) and shall comply with the applicable requirements of this Section 607. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer with respect to the Debt Securities of such series. If such a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the Debt Securities of any series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.
(d) If the Trustee fails to comply with Section 609, any Holder of Debt Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(e) The Issuer shall give notice of each resignation and each removal of the Trustee with respect to Debt Securities of any series and each appointment of a successor Trustee with respect to Debt Securities of any series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Debt Securities of such series and the address of its Corporate Trust Office.
(f) In the case of an appointment hereunder of a successor Trustee with respect to all Debt Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer, any Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
(g) In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Issuer, the Guarantors, the retiring Trustee upon payment of its charges and each successor Trustee with respect to the Debt Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which: (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates; (ii) if the retiring Trustee is not retiring with respect to all Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee; and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer, any Guarantor or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates.
(h) Upon request of any such successor Trustee, the Issuer and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers, trusts and duties referred to in paragraph (f) or (g) of this Section, as the case may be.
(i) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
SECTION 608. Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business, including this transaction, to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided that prior written notice thereof is given to the Issuer and the Guarantors and such successor corporation is acceptable to the Issuer and the Guarantors.

SECTION 609. Eligibility; Disqualification.
This Indenture shall always have a Trustee who satisfies the requirements of Section 310(a)(1) of the Trust Indenture Act as then in effect. The Trustee shall always have a combined capital and surplus of at least $5 million, calculated as permitted by Section 310(a)(2) of the Trust Indenture Act as then in effect. The Trustee is subject to Section 310(b) of the Trust Indenture Act, including the optional provision permitted by the second sentence of Section 310(b)(9) of the Trust Indenture Act.
SECTION 610. Preferential Collection of Claims Against the Issuer.
The Trustee is subject to Section 311(a) of the Trust Indenture Act, except with respect to any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed is subject to Section 311(a) of the Trust Indenture Act to the extent indicated.
SECTION 611. Appointment of Co-Trustee.
The Issuer, the Guarantors and the Trustee may, at any time, appoint a co-trustee for any purpose or purposes of this Indenture if considered necessary or desirable in the circumstances including, without limitation, to fulfill any legal requirement under the applicable laws of any jurisdiction, including any applicable provision of the Canada Business Corporations Act, subject to the following provisions and conditions:
(1)	the instrument appointing the co-trustee shall refer to this Indenture and the conditions of this Section 611;

(2)	the instrument appointing the co-trustee shall set forth the rights, powers, duties, trusts and obligations under or in connection with this Indenture to be made available to, imposed upon, exercised and performed by each co-trustee and may, for greater certainty, identify those rights, powers, duties, trusts and obligations that will not be made available to, imposed upon, exercised or performed by each such co-trustee; and

(3)	no trustee hereunder shall be responsible for or personally liable by reason of any act or omission of any other trustee hereunder.
ARTICLE SEVEN
Holders’ Lists and Reports by Trustee, Issuer and Guarantors
SECTION 701. Preservation of Information; Communications to Holders.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Debt Securities received by the Security Registrar.
(b) If three or more Holders of a series of Debt Securities (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debt Security for a period of at least six months immediately preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Debt Securities of a particular series (in which case the applicants must hold Debt Securities of such series) or with all Holders of Debt Securities with respect to their rights under this Indenture or under the Debt Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:
(i)	afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 701(a); or

(ii)	inform such applicants as to the approximate number of the Holders of Debt Securities of such series or of all Debt Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 701(a), and as to the approximate cost to the applicant of mailing to such Holders the form of proxy or other communication, if any, specified in such application.
If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 701(a), a copy of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, by the applicant, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender, otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.
(c) Every Holder of Debt Securities, by receiving and holding the same, agrees with the Issuer, the Guarantors and the Trustee that none of the Issuer, Guarantors and the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 701(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 701(b).
SECTION 702. Reports by Trustee.
(a) Within 60 days after May 15 of each year following the date of this Indenture, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with

Section 313(a) of the Trust Indenture Act. The Trustee shall also comply with Sections 313(b)(2) and 313(c) of the Trust Indenture Act.
(b) A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which Debt Securities of any series are listed.
SECTION 703. Reports by Issuer and Guarantors.
(a) NNC or the Issuer will:
(i)	file with the Trustee, within 15 days after NNC is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which NNC may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if NNC is not required to file information, documents or reports pursuant to either of these Sections, NNC will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(ii)	file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance thereby with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)	notify the Trustee when Debt Securities of any series are listed on any stock exchange.
(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
(c) The Issuer and the Guarantors shall also comply with the provisions of Section 314(a) of the Trust Indenture Act.

ARTICLE EIGHT
Amalgamation, Merger, Conveyance, Transfer or Lease
SECTION 801. Amalgamations and Mergers of Issuer or a Guarantor and Conveyances Permitted Subject to Certain Conditions.
So long as any Debt Security of a particular series remains Outstanding, none of NNC, the Issuer or, during any period in which NNI is a Guarantor, NNI, will amalgamate or merge with any other corporation or enter into any reorganization or arrangement or effect any conveyance, transfer or lease of all or substantially all of its and its Subsidiaries’ assets, taken as a whole, unless in any such case:
(i)	either (A) it shall be the surviving Person or one of the continuing Persons, or (B) the successor corporation (or the Person that leases or that acquires by conveyance or transfer all or substantially all of its and its Subsidiaries’ assets, taken as a whole) expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all Outstanding Debt Securities issued hereunder, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by it by supplemental indenture pursuant to Article Nine satisfactory to the Trustee, executed and delivered to the Trustee by such Person; and

(ii)	NNC, the Issuer or, during any period in which NNI is a Guarantor, NNI, or any successor Person, as the case may be, are not immediately thereafter in Default under this Indenture or the Debt Securities.
SECTION 802. Rights and Duties of Successor.
(a) In case of any such amalgamation, merger, reorganization, arrangement, conveyance, transfer or lease and upon any such assumption by the successor Person, such successor Person shall agree to be bound by the terms of this Indenture as principal obligor or guarantor in place of NNC, the Issuer or NNI with the same effect as if it had been named herein as such. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of NNC, the Issuer or NNI, as the case may be, any or all of Debt Securities of any series issuable and the Guarantees endorsed thereon, hereunder which theretofore shall not have been signed by NNC, the Issuer or NNI, as the case may be, and delivered to the Trustee. All Debt Securities so issued and Guarantees endorsed thereon shall in all respects have the same legal rank and benefit under this Indenture as the Debt Securities and Guarantees theretofore or thereafter issued or endorsed in accordance with the terms of this Indenture as though all of such Debt Securities and Guarantees had been issued or endorsed at the date on which the Debt Securities of such series were originally signed by NNC, the Issuer or NNI, as the case may be, and delivered to the Trustee.
(b) In the case of any such amalgamation, merger, reorganization, arrangement, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in Debt Securities and, the Guarantees endorsed thereon, thereafter to be issued as may be appropriate.

SECTION 803. Opinion of Counsel.
The Trustee shall receive an Opinion of Counsel as conclusive evidence that any such amalgamation, merger, reorganization, arrangement, consolidation, lease, transfer or conveyance, and any such assumption, comply with the provisions of this Article Eight.
ARTICLE NINE
Supplemental Indentures
SECTION 901. Supplemental Indentures Without Consent of Holders.
Without the consent of any Holders, the Issuer and the Guarantors, when authorized by a Board Resolution of the Issuer and Officers’ Certificates of the Guarantors, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(1) to evidence the succession of another corporation to the Issuer or a Guarantor, and the assumption by such successor of the covenants of the Issuer or such Guarantor herein and in the Debt Securities;
(2) to add to the covenants of the Issuer or a Guarantor, as the case may be, for the benefit of the Holders of all or any series of Debt Securities (and, if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Issuer or such Guarantor;
(3) to add additional items to the definition of Permitted Liens or Permitted Funded Debt which shall apply only to one or more series of Debt Securities; provided that such supplemental indenture is entered into on or prior to the initial Issue Date of any Debt Securities of such series;
(4) to add any additional Events of Default (and, if such Events of Default are to be applicable to less than all series of Debt Securities, stating that such Events of Default are expressly being included solely to be applicable to such series); provided that in respect of any such additional Events of Default such supplemental indenture may provide for a particular grace period after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such Default or may limit the remedies available to the Trustee upon such Default or may limit the right of the Holders of a majority in aggregate principal amount of the series of Debt Securities to which such additional Events of Default apply to waive such Default;
(5) to change or eliminate any restrictions on the payment of principal (or premium, if any) of Debt Securities; provided that any such action shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect;
(6) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Outstanding Debt Security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;
(7) to establish the form or terms of Debt Securities of any series as permitted by Sections 201 and 301;
(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;
(9) to secure the Debt Securities;
(10) to add an additional Guarantor in respect of the Debt Securities;
(11) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Debt Securities pursuant to Section 401, Section 1301 or Section 1302; provided that any such action shall not adversely affect the interests of the Holders of Debt Securities of such series or any other series of Debt Securities in any material respect; or
(12) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture that shall not be inconsistent with any provisions of this Indenture; provided that such other provisions shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect.
SECTION 902. Supplemental Indentures with Consent of Holders.
(a) With the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series affected by such supplemental indenture, by Act of said Holders delivered to the Issuer, the Guarantors and the Trustee, the Issuer and the Guarantors, when authorized by a Board Resolution of the Issuer and Officers’ Certificates of the Guarantors, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of such series of Debt Securities under this Indenture or under such series of Debt Securities; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security affected thereby:
(i)	change the Stated Maturity Date of the principal of, or any installment of interest on, any Debt Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 501, or change any Place of Payment, or change the currency in which any Debt Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity Date thereof (or, in the case of redemption, on or after the Redemption Date);

(ii)	reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 1404 for quorum or voting;

(iii)	modify any of the provisions of this Section, Section 503 or Section 1009, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby; provided that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1009, or the deletion of this proviso, in accordance with the requirements of Section 901(8); or

(iv)	change in any manner adverse to the interests of the Holders of any Outstanding Debt Securities the terms and conditions of the obligations of the Guarantors in respect of the due and punctual payment of the principal (or, if the context so requires, lesser amount in the case of Original Issue Discount Securities) thereof (and premium, if any, thereon) and interest thereon or any Additional Amounts or any sinking fund or analogous payments provided in respect thereof.
(b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
(c) A supplemental indenture that changes or eliminates any covenant or other provisions of this Indenture that has expressly been included solely for the benefit of one or more particular series of Debt Securities, or that modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.
SECTION 903. Execution of Supplemental Indentures.
In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and, subject to Section 601, shall be fully protected in relying upon, an Opinion of Counsel or Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.
Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt Securities theretofore or thereafter authenticated and delivered under this Indenture shall be bound by the supplemental indenture.
SECTION 905. Conformity with Trust Indenture Act.
Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
SECTION 906. Reference in Debt Securities to Supplemental Indentures.
Debt Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Guarantors shall so determine, new Debt Securities of any series and any Guarantees endorsed thereon so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and the Guarantors and authenticated and delivered by the Trustee in exchange for Outstanding Debt Securities of such series.
ARTICLE TEN
Covenants
SECTION 1001. Payment of Principal, Premium and Interest.
The Issuer covenants and agrees for the benefit of each particular series of Debt Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Debt Securities of such series in accordance with their terms and this Indenture. Principal (and premium, if any) or interest payable with respect to any Debt Securities shall be considered paid on the date due if the Paying Agent, or the Issuer if it acts as its own Paying Agent, holds on that date money sufficient to pay all principal (and premium, if any) and interest then due.
SECTION 1002. Maintenance of Office or Agency.
(a) The Issuer will maintain in each Place of Payment for any series of Debt Securities issued hereunder an office or agency where Debt Securities of such series may be presented or surrendered for payment, where Debt Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Debt Securities of such series and this Indenture may be served; and the Guarantors will maintain in The City of New York an office or agency where notices and demands to or upon the Guarantors in respect of Debt Securities of any series and this Indenture may be served. The Issuer and the Guarantors will give prompt written notice to the Trustee of the location, and any change in the location of, any such office or agency. If at any time the Issuer or any Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Issuer and the Guarantors each hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.
(b) The Issuer may also from time to time designate one or more other offices or agencies (in or outside of such Place of Payment) where the Debt Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for any series of Debt Securities, for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.
SECTION 1003. Money for Debt Securities Payments to Be Held in Trust.
(a) If the Issuer or a Guarantor shall at any time act as its own Paying Agent with respect to any series of Debt Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debt Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.
(b) Whenever the Issuer shall have one or more Paying Agents with respect to any series of Debt Securities, it will, prior to each due date of the principal of (and premium, if any) or interest on any Debt Securities of such series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.
(c) The Issuer will cause each Paying Agent with respect to any series of Debt Securities, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
(i)	hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Debt Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii)	give the Trustee notice of any Default by the Issuer or a Guarantor (or any other obligor upon the Debt Securities of such series or Guarantees endorsed thereon) in the making of any payment of principal of (and premium, if any) or interest on the Debt Securities of such series or Guarantees endorsed thereon; and

(iii)	at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(d) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
(e) Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer or any Guarantor, in trust for the payment of the principal of (and premium, if any) or interest on any Debt Security of any series and remaining unclaimed for two years after Maturity shall be paid to the Issuer or such Guarantor on Issuer Request or Guarantor Request of such Guarantor, as the case may be, or (if then held by the Issuer or such Guarantor) shall be discharged from such trust; and the Holder of such Debt Security shall thereafter, as an unsecured general creditor, look only to the Issuer or such Guarantor, as the case may be, for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer or such Guarantor, as the case may be, as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer or such Guarantor, as the case may be, cause to be published once, in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, and each Place of Payment or mailed to each such Holder, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Issuer or such Guarantor, as the case may be.
SECTION 1004. Offer to Repurchase Upon Change of Control.
(a) If a Change of Control occurs, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to purchase each Holder’s Debt Securities at a purchase price, in cash, equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, up to the date of purchase (the “Change of Control Payment”).
(b) Within 30 days following the date upon which the Change of Control occurs, the Issuer shall mail, or shall cause the Trustee to mail, by first-class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer and stating:
(i)	the CUSIP number, if any, of each series of Debt Securities to which the Change in Control Offer applies;

(ii)	that the Change of Control Offer is being made pursuant to this Section 1004 and that all Debt Securities tendered will be accepted for payment;

(iii)	the Change of Control Payment and the purchase date (the “Change of Control Payment Date”), which shall be no earlier than 30 days and no later than 60 days after the date such notice is mailed, other than as may be required to comply with any applicable laws;

(iv)	that any Debt Security not tendered will continue to accrue interest;

(v)	that unless the Issuer defaults in the payment of the Change of Control Payment, all Debt Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(vi)	that Holders electing to have any Debt Securities purchased pursuant to a Change of Control Offer will be required to surrender the Debt Securities, with the form entitled “Option of Holder to Elect Purchase” (including specifying the portion (in integral multiples of $1,000) of such Holder’s Debt Securities that it agrees to sell to the Issuer pursuant to the Change of Control Offer, on the reverse of the Debt Securities completed), to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii)	that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Debt Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have the Debt Securities purchased;

(viii)	that Holders whose Debt Securities are being purchased only in part will be issued new Debt Securities equal in principal amount to the unpurchased portion of the Debt Securities surrendered, which unpurchased portion must be an authorized denomination of such Debt Securities; and

(ix)	that Holders electing to have a Debt Security purchased pursuant to a Change of Control Offer may elect to have Debt Securities purchased in authorized denominations of such Debt Securities only.
(c) On the Change of Control Payment Date, the Issuer shall, to the extent lawful,
(i)	accept for payment all Debt Securities or portions of Debt Securities properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debt Securities or portions of Debt Securities properly tendered; and

(iii)	deliver or cause to be delivered to the Trustee the Debt Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Debt Securities or portions thereof being purchased by the Issuer.
(d) The Paying Agent shall promptly mail to each Holder of Debt Securities properly tendered the Change of Control Payment for such Debt Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Debt Security equal in principal amount to any unpurchased portion of the Debt Securities surrendered, if any; provided that each new Debt Security shall be in an authorized denomination of such Debt Securities.

(e) The provisions of this Section 1004 will be applicable whether or not any other covenants or similar provisions of this Indenture are applicable. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of this Section 1004, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1004 by virtue of the compliance.
(f) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 1004 and purchases all Debt Securities properly tendered and not withdrawn under such Change of Control Offer.
SECTION 1005. Restrictions on Liens.
(a) Subject to the following exceptions, as long as any Debt Securities remain Outstanding, NNC and the Issuer will not, and will not permit any Restricted Subsidiary, to issue, assume or guarantee any Funded Debt secured by, and will not secure any Funded Debt by, a Lien upon any property of NNC, the Issuer or any Restricted Subsidiary (whether now owned or hereafter acquired) without in any such case effectively providing concurrently therewith that the Debt Securities then Outstanding shall be secured equally and ratably with such Funded Debt; provided that the foregoing restrictions shall not apply to Funded Debt secured by the following Liens (“Permitted Liens”):
(i)	any Lien existing on property at the time of the acquisition of that property by NNC, the Issuer or the relevant Restricted Subsidiary;

(ii)	any Lien on property that is incurred after the date of issuance of the Debt Securities to secure or provide for the payment of the purchase price of the property or the cost of construction or improvement thereon;

(iii)	any Lien on property of a Person existing at the time that Person is liquidated, dissolved or merged into, or amalgamated or consolidated with NNC, the Issuer or any Restricted Subsidiary, or at the time the properties of or equity interests in the Person are sold, leased or otherwise transferred to NNC, the Issuer or any Restricted Subsidiary;

(iv)	any Lien securing intercompany Funded Debt among or between NNC, the Issuer and/or the Restricted Subsidiaries;

(v)	deposits of cash, cash equivalents or investment securities against which the lender of any Credit Enhanced Foreign Subsidiary Debt has a Lien or right of set off;

(vi)	any Lien on property of a Foreign Subsidiary securing any Funded Debt incurred pursuant to clause (i) of the definition of Permitted Funded Debt;

(vii)	Liens in favor of the United States of America or any State thereof, Canada or any Province or territory thereof, or any department, agency or instrumentality or political subdivision thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Funded Debt incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the property, shares of capital stock or indebtedness subject to such Liens, or the cost of constructing or improving the property subject to such Liens (including, without limitation, Liens incurred in connection with pollution control, industrial revenue or similar financings or relating to the development, restoration, demolition or remediation of property);

(viii)	any Lien created by or resulting from litigation or other proceedings against, or upon property of, NNC, the Issuer or any Restricted Subsidiary, or any Lien securing appeal bonds (or letters of credit or other similar instruments issued in support of or in lieu of appeal bonds) in respect of judgments, in each case, or any Lien for workmen’s compensation awards or similar awards, so long as the finality of such judgment or award is being contested and execution thereon is stayed or such Lien relates to a final unappealable judgment which is satisfied within 30 days of such judgment or any Lien incurred by NNC, the Issuer or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding;

(ix)	any other Liens securing Funded Debt of any Foreign Subsidiary; provided that the aggregate outstanding principal amount of Funded Debt secured pursuant to this clause (ix) by any individual Foreign Subsidiary would not, after giving effect to the relevant transaction, exceed $5,000,000;

(x)	Liens existing on the date of this Indenture and any extension, renewal or replacement in whole or in part of any Lien existing on the date of this Indenture or referred to in the above exceptions, so long as the total amount of secured Funded Debt does not increase, and the property securing the Funded Debt is not expanded, as a result of the extension, renewal or replacement; and

(xi)	Managed Service Contract Liens.
(b) Notwithstanding the foregoing, NNC, the Issuer and any Restricted Subsidiary may issue, assume or guarantee Funded Debt secured by a Lien upon any of their property that would otherwise be subject to the foregoing restrictions, and may carry out any other transactions which would otherwise be subject to the foregoing restrictions, provided that the aggregate amount at any time outstanding of all such secured Funded Debt incurred pursuant to this paragraph (b) would not, after giving effect thereto, exceed 10% of Consolidated Net Tangible Assets if incurred on or prior to the earlier of (x) the date of any refinancing or repayment (including by redemption) in full of the Existing NNC Convertible Notes and (y) September 2, 2008, and 15% of Consolidated Net Tangible Assets if incurred after such date.

SECTION 1006. Incurrence of Additional Funded Debt.
(a) The Issuer and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of (collectively, “incur”) any Funded Debt (other than Permitted Funded Debt); provided that the Issuer, any Guarantor and any other Subsidiary of NNC may incur Funded Debt (including, without limitation, Acquired Funded Debt), if on the date of the incurrence of such Funded Debt, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio is greater than 2.0 to 1.0.
(b) The Issuer and the Guarantors will not, directly or indirectly, incur any Funded Debt which by its terms (or by the terms of any agreement governing such Funded Debt) is subordinated in right of payment to any other Funded Debt of the Issuer or such Guarantors, unless such Funded Debt is also by its terms (or by the terms of any agreement governing such Funded Debt) made expressly subordinate to the Debt Securities and the Guarantees, as applicable, to the same extent and in the same manner as such Funded Debt is subordinated to other Funded Debt of the Issuer and the Guarantors, as applicable.
SECTION 1007. Restricted Payments.
The Issuer and the Guarantors will not, and will not cause or permit any of their Subsidiaries to, directly or indirectly:
(a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of NNC) on or in respect of shares of NNC’s Capital Stock or the Issuer’s Preferred Stock to holders of such Capital Stock or Preferred Stock, as the case may be, in their capacity as such; or
(b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of NNC or any Preferred Stock of the Issuer or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock or Preferred Stock or make any payments with respect to Synthetic Purchase Agreements, (each of the foregoing actions set forth in clauses (a) and (b) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto,
(i)	a Default or an Event of Default shall have occurred and be continuing;

(ii)	the Issuer would not be able to incur at least $1.00 of additional Funded Debt (other than Permitted Funded Debt) in compliance with Section 1006; or

(iii)	the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Measurement Date shall exceed the sum, without duplication (the “Restricted Payments Basket”), of:
     (w) 50% of the cumulative Consolidated Net Income of NNC (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) earned subsequent to the Measurement Date and on or prior to the last day of the most recent fiscal quarter for which consolidated financial information for NNC is available (the “Reference Date”) (treating such period as a single accounting period); plus
     (x) 100% of the aggregate net cash proceeds received by NNC from any Person (other than NNC or a Subsidiary of NNC) or the Issuer from any Person (other than any other Subsidiary of NNC) from the issuance and sale subsequent to the Measurement Date and on or prior to the Reference Date of Qualified Capital Stock of NNC or Preferred Stock (other than Disqualified Capital Stock) of the Issuer or warrants, options or other rights to acquire Qualified Capital Stock of NNC (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock); plus
     (y) 100% of the aggregate net cash proceeds of any equity contribution received by NNC or the Issuer from a holder of NNC’s or the Issuer’s Capital Stock (other than an equity contribution received by the Issuer from NNC) following the Measurement Date; plus
     (z) the amount by which Funded Debt of NNC, the Issuer or another Subsidiary of NNC is reduced on NNC’s consolidated balance sheet subsequent to the Measurement Date upon the conversion or exchange (other than by a Subsidiary of the Issuer) of such Funded Debt for Qualified Capital Stock of NNC or Preferred Stock (other than Disqualified Capital Stock) of the Issuer (less the amount of any cash, or the fair value of any other property, distributed by NNC, the Issuer or another Subsidiary of NNC upon such conversion or exchange).
Notwithstanding the foregoing, the provisions set forth in the preceding paragraphs shall not prohibit:
(1)	the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have complied with the provisions of this Section 1007 on the date of declaration;

(2)	the purchase, defeasance, repurchase, prepayment, redemption or other acquisition or retirement for value of Capital Stock of NNC or Preferred Stock (other than Disqualified Capital Stock) of the Issuer or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock or Preferred Stock in exchange for, or out of the proceeds of the substantially concurrent sale of, Qualified Capital Stock of NNC or Preferred Stock (other than Disqualified Capital Stock) of the Issuer (other than Capital Stock issued or sold to NNC or a Subsidiary of NNC); provided that the net cash proceeds from such exchange or sale shall be excluded from the calculations pursuant to clause (iii)(x) of the preceding paragraph;

(3)	the repurchase or other acquisition of Capital Stock of NNC or any warrants, rights or options to purchase or acquire shares of any such Capital Stock or securities convertible into Capital Stock of NNC, from or on behalf of current or former employees, directors, consultants or contractors of NNC or any of its

Subsidiaries (or permitted transferees of such current or former employees, directors, consultants or contractors), pursuant to the terms of the agreements (including employment, consulting or severance agreements) or plans (or amendments thereto) under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock;

(4)	the redemption by NNC of any rights to purchase shares of Common Stock of NNC outstanding from time to time under the amended and restated shareholder rights plan agreement between NNC and Computershare Trust Company of Canada, as rights agent, dated as of February 14, 2003, as the same may be further amended, restated or replaced from time to time, in accordance with the terms thereof; provided that such rights are redeemed for nominal consideration;

(5)	payments to holders or former holders of Capital Stock of NNC, the Issuer or any other Subsidiary of NNC pursuant to a statutory dissent right or appraisal remedy;

(6)	payments to holders of Capital Stock (or to the holders of Funded Debt or Disqualified Capital Stock that is convertible into or exchangeable for Capital Stock upon such conversion or exchange) in lieu of the issuance of fractional shares;

(7)	payments to holders of Capital Stock of NNC under any stock purchase plan or similar employee or director benefit plan in settlement of fractional shares issued under such plan;

(8)	the declaration and payment by NNC or the Issuer of regularly scheduled cash dividends with respect to, and the redemption by NNC or the Issuer on a scheduled mandatory redemption date of, any Disqualified Capital Stock (including Existing Preferred Stock) or Designated Qualified Preferred Stock;

(9)	the declaration and payment by NNC or the Issuer of regularly scheduled cash dividends with respect to, and the redemption by NNC or the Issuer on a scheduled mandatory redemption date of, any Qualified Capital Stock (other than Designated Qualified Preferred Stock) issued after the date of this Indenture in an amount not in excess of the aggregate net cash proceeds received by NNC or the Issuer from any Person (other than NNC or a Subsidiary of NNC) from such issuance; provided that the amount of Restricted Payments made pursuant to this clause (9) shall be excluded from the calculation pursuant to clause (iii)(x) of the preceding paragraph;

(10)	any payment or distribution to holders or former holders of Capital Stock of NNC in connection with the settlement of, or satisfaction of a judgment resulting from, any shareholder litigation or regulatory or enforcement proceeding; and

(11)	any other Restricted Payments in an aggregate amount which, when taken together with all other Restricted Payments pursuant to this clause (11), does not exceed $25,000,000.

Notwithstanding the foregoing, none of NNC, the Issuer or any other Subsidiary of NNC may make any Restricted Payment in reliance on clause (11) if, after giving effect to such Restricted Payment, a Default or Event of Default shall have occurred and be continuing. In calculating the aggregate amount of Restricted Payments made subsequent to the date of this Indenture for purposes of clause (iii) of the second preceding paragraph, amounts expended pursuant to clause (1) of the immediately preceding paragraph shall be included in such calculation and amounts expended pursuant to clauses (2) through (11) of the immediately preceding paragraph shall be excluded in such calculation.
SECTION 1008. Compliance Certificate.
The Issuer and each Guarantor shall deliver an Officers’ Certificate to the Trustee within 120 days after the end of each fiscal year thereof stating whether the signers know of any Event of Default that occurred during the fiscal year. If an Event of Default shall have occurred, the applicable certificate shall describe the nature of the Event of Default and its current status. The certificate shall be in a form in compliance with the Trust Indenture Act.
SECTION 1009. Waiver of Certain Covenants.
The Issuer and each Guarantor may omit in any particular instance to comply with any covenant or condition set forth in this Indenture or any applicable supplemental indenture, with respect to the Debt Securities of any series if, before the time for such compliance, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and such Guarantor and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.
SECTION 1010. Covenant Suspension.
(a) During any Suspension Period with respect to any series of Debt Securities, NNC and its Subsidiaries will not be subject to the following Sections of this Indenture for purposes of such series of Debt Securities: Section 1006 and Section 1007 (collectively, the “Suspended Covenants”). On any Reversion Date with respect to any series of Debt Securities, NNC and its subsidiaries will thereafter again be subject to the Suspended Covenants for purposes of such series of Debt Securities for all periods until the next Suspension Period, if any. Furthermore, on each Reversion Date with respect to any series of Debt Securities, (i) all Funded Debt of NNC or any Subsidiary of NNC incurred during the Suspension Period prior to such Reversion Date will be deemed for purposes of such series of Debt Securities to have been outstanding on the date of this Indenture and classified as permitted under clause (c) of the definition of Permitted Funded Debt and (ii) all Liens granted or created by any Subsidiary of NNC (other than the Issuer or any Subsidiary that was a Restricted Subsidiary during such Suspension Period) during the Suspension Period prior to such Reversion Date (other than any Lien granted or created in connection with a transaction that directly results in a downgrade in the rating of the Debt Securities of any series from S&P or Moody’s to below the applicable rating specified in the definition of Investment Grade Status) will be deemed for purposes of such series of Debt

Securities to have been outstanding on the date of this Indenture and classified as permitted under Section 1005(a)(x).
(b) For purposes of calculating the amount available to be made as Restricted Payments under clause (iii) of Section 1007(b), calculations under such clause will be made with reference to the Measurement Date as set forth in that clause. Accordingly, Restricted Payments made during the Suspension Period with respect to any series of Debt Securities not otherwise permitted pursuant to any of clauses (1) through (11) under the second paragraph of Section 1007(b) will reduce the amount available to be made as Restricted Payments under clause (iii) of Section 1007(b) for purposes of such series of Debt Securities; provided that the amount available to be made as Restricted Payments on the Reversion Date shall not be reduced to below zero solely as a result of such Restricted Payments, but may be reduced to below zero as a result of cumulative Consolidated Net Income for the purpose of sub-clause (w) of clause (iii) of Section 1007(b) being a loss, and the items specified in sub-clauses (w) through (z) of clause (iii) of Section 1007(b) that occur during the Suspension Period will increase the amount available to be made as Restricted Payments under clause (iii) of Section 1007(b). Any Restricted Payments made during the Suspension Period that would have been made pursuant to clause (11) of the second paragraph under the Section 1007(b) if the provisions of such Section were then applicable, shall for purposes of such series of Debt Securities reduce the amounts permitted to be incurred under such clause (11) on the Reversion Date.
ARTICLE ELEVEN
Redemption of Debt Securities
SECTION 1101. Applicability of Article.
Debt Securities of any series that are redeemable before their Stated Maturity Date shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 301 for Debt Securities of any series) in accordance with this Article.
SECTION 1102. Election to Redeem; Notice to Trustee.
The election of the Issuer to redeem any or all of the Debt Securities of a series pursuant to Section 1101 of this Indenture shall be evidenced by a Board Resolution of the Issuer. In case of any redemption at the election of the Issuer, the Issuer shall, not later than the earlier of the date that is 35 days prior to the Redemption Date fixed by the Issuer and the date on which notice is given to the Holders (except as provided in Section 1103 or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of the Debt Securities to be redeemed, deliver to the Trustee such documentation and records as shall enable the Trustee to select the Debt Securities to be redeemed pursuant to Section 1103 and direct the Trustee to redeem the Debt Securities in accordance with the Board Resolution. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 1103. Selection by Trustee of Debt Securities To Be Redeemed.
(a) If less than all the Debt Securities of any series are to be redeemed at any time pursuant to an optional redemption, the particular Debt Securities of such series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debt Securities of such series not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which the Debt Securities of such series are listed, or, if such series of Debt Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Debt Securities of such series; provided that Debt Securities selected for partial redemption shall be in authorized denominations of such Debt Securities. If a partial redemption is made with Qualified Equity Proceeds, the Trustee will select the Debt Securities of such series only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to procedures of the Depositary).
The Trustee shall promptly notify the Issuer in writing of the Debt Securities of such series selected for redemption and, in the case of any Debt Securities of a series selected for partial redemption, the method it has chosen for the selection of Debt Securities of such series and the principal amount thereof to be redeemed and upon the Issuer’s written approval of such selection, the Trustee shall redeem the selected Debt Securities of such series.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Debt Securities of a series shall relate, in the case of any Debt Security of a series redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Security which has been or is to be redeemed.
SECTION 1104. Notice of Redemption.
(a) Notice of redemption shall be given by first-class mail not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of the Debt Securities of the series to be redeemed at its address as listed in the Securities Register. The Trustee shall give notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall deliver to the Trustee, at least 35 days prior to the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee) an Issuer Order requesting that the Trustee give such notice at the Issuer’s expense and setting forth the information to be stated in such notice, which shall include:
(i)	the Redemption Date;

(ii)	the Redemption Price and the amount of accrued interest to but excluding the Redemption Date payable as provided in Section 1105, if any;

(iii)	if less than all Outstanding Debt Securities of such series are to be redeemed, the aggregate principal amount of Debt Securities of such series to be redeemed and the aggregate principal amount of Debt Securities of such series to be Outstanding after such partial redemption,

(iv)	in case any Debt Security of such series is to be redeemed in part only, the notice that relates to such Debt Security, a statement that, on and after the Redemption Date, upon surrender of such Debt Security, the Holder will receive, without charge, a new Debt Security or Debt Securities of such series of authorized denominations for the principal amount thereof remaining unredeemed;

(v)	a statement that, on the Redemption Date, the Redemption Price of the Debt Securities to be redeemed (and accrued interest, if any, to but excluding the Redemption Date payable as provided in Section 1105 of this Indenture) will become due and payable upon each such Debt Security, or the portion thereof, to be redeemed, and, unless the Issuer defaults in making the redemption payment, that interest on the Debt Securities called for redemption (or the portion thereof) will cease to accrue on and after said date, as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price;

(vi)	the Place of Payment where such Debt Securities are to be surrendered for payment of the Redemption Price and accrued interest,

(vii)	the CUSIP number, if any, of the series of Debt Securities to be redeemed, provided that no representation need be made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Debt Securities, and any redemption shall not be affected by any defect in such CUSIP numbers;

(viii)	the paragraph of the Debt Securities pursuant to which the Debt Securities are to be redeemed,
(b) If the Issuer exercises its right to redeem the Debt Securities, in whole or in part, the Issuer shall disseminate a press release containing information regarding the redemption, through a public medium that is customary for such press releases or publish the information on its website or through such other public medium as the Issuer may use at that time.
SECTION 1105. Deposit of Redemption Price.
On or before 10:00 a.m. in the Place of Payment on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003(a)) an amount of money sufficient to pay the Redemption Price of the Debt Securities which are to be redeemed on that date, other than Debt Securities or portions of Debt Securities called for redemption that are beneficially owned by the Issuer and have been delivered by the Issuer to the Trustee for cancellation.
SECTION 1106. Debt Securities Payable on Redemption Date.
(a) Notice of redemption having been given as aforesaid, the Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price specified in such notice. From and after such date (unless the Issuer and the Guarantors shall default in the payment of the Redemption Price and accrued interest) such Debt Securities shall cease to bear interest. Upon surrender of any such Debt Security for redemption in accordance with the notice, such Debt Security shall be paid by the Issuer at the Redemption Price, together with accrued interest to the Redemption Date; provided that installments of interest on Debt Securities whose Stated Maturity Date is on or prior to the Redemption Date shall be payable to the Holders of such Debt Securities, or one or more Predecessor Securities, registered as such on the relevant Record Dates according to their terms and the provisions of Section 312.
(b) If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in such Debt Security.
SECTION 1107. Debt Security Redeemed in Part.
Any Debt Security that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer, any Guarantor, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer, such Guarantor, the Security Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities of the same series, each having endorsed thereon the Guarantee(s) executed by the Guarantors, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered; except that if a Global Security is so surrendered, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security, each having endorsed thereon the Guarantees executed by the Guarantor(s), in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.
ARTICLE TWELVE
Sinking Funds
SECTION 1201. Applicability of Article.
The provisions of this Article shall be applicable to any sinking fund for the retirement of Debt Securities of a series except as otherwise specified pursuant to Section 301 for the Debt Securities of such series. The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Debt Securities of any series, the amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Debt Securities of any series as provided for by the terms of such Debt Securities.
SECTION 1202. Satisfaction of Sinking Fund Payments with Debt Securities.
The Issuer or the Guarantors may deliver Outstanding Debt Securities of a series (other than any previously called for redemption) and may apply as a credit Debt Securities of a series that have been redeemed either at the election of the Issuer pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities, in each case, in satisfaction of all or any part of any sinking fund payment with respect to the Debt Securities of such series required to be made pursuant to, and as provided for by, their terms; provided that such Debt Securities have not been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Debt Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.
SECTION 1203. Redemption of Debt Securities for Sinking Fund.
Not less than 60 days prior to each sinking fund payment date for any series of Debt Securities (unless a shorter period shall be satisfactory to the Trustee), the Issuer will deliver to the Trustee an Officers’ Certificate of the Issuer specifying the amount of the next sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, that is to be satisfied by payment of cash, the portion thereof, if any, that is to be satisfied by delivering and crediting Debt Securities of that series pursuant to Section 1202 and the basis for any such credit and, prior to or concurrently with the delivery of such Officers’ Certificate, will also deliver to the Trustee any Debt Securities to be so credited and not theretofore delivered to the Trustee. Not less than 45 days (unless a shorter period shall be satisfactory to the Trustee) before each such sinking fund payment date the Trustee shall select the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Sections 1105, 1106 and 1107.
ARTICLE THIRTEEN
Defeasance
SECTION 1301. Discharge by Deposit of Money or Debt Securities.
(a) This Section 1301 shall be applicable to Debt Securities of a series if so provided pursuant to Section 301. All obligations, covenants and agreements of the Issuer and the Guarantors under this Indenture with respect to Debt Securities of a particular series or for the benefit of the Holders thereof (except as to any surviving rights of registration of transfer or exchange of Debt Securities or herein expressly provided for) shall cease, terminate and be discharged if:
(i)	the Issuer or a Guarantor has, at least 91 days prior thereto, irrevocably deposited with the Trustee, as specific security pledged for, and dedicated solely to, the due payment and ultimate satisfaction of its obligations under the Indenture with respect to the Debt Securities of the series affected,
(A)	funds in the currency or currencies in which the Debt Securities are payable, and/or

(B)	an amount of direct obligations of, or obligations the payment of principal of and interest, if any, on are fully guaranteed by, the government(s) that issued the currency or currencies in which Debt Securities of such series are payable, and that are not subject to prepayment, redemption or call, as will together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient (in the case of such obligations, through the payment of interest and principal thereunder) to pay (1) the principal of (and premium, if any) and interest on the Outstanding Debt Securities of the particular series on the Stated Maturity Date of such principal or interest or of any installment thereof, and (2) any mandatory prepayments or analogous payments applicable to such Debt Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and such Debt Securities;
(ii)	the Issuer or such Guarantor shall have received an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize income (whether taxable to them by deduction or withholding by the Issuer or such Guarantor or otherwise), gain or loss for United States federal income tax purposes as a result of such deposit and defeasance in respect of the Issuer’s and the Guarantors’ obligations and will be subject to United States federal income tax as if such deposit and defeasance had not occurred;

(iii)	the Issuer or such Guarantor shall have received an Opinion of Counsel to the effect that the Holders of the Debt Securities affected will not recognize income (whether taxable to them by deduction or withholding by the Issuer or such Guarantor or otherwise), gain or loss for Canadian federal income tax purposes as a result of such deposit and defeasance in respect of the Issuer’s and the Guarantors’ obligations and will be subject to Canadian federal income tax as if such deposit and defeasance had not occurred;

(iv)	such deposit will not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Issuer or any Guarantor is a party or by which it is bound;

(v)	no Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit;

(vi)	the Issuer or such Guarantor, as the case may be, shall have delivered to the Trustee an Officers’ Certificate or an Opinion of Counsel, stating compliance with all conditions precedent to the defeasance contemplated by Section 1301 or Section 1302; and

(vii)	such deposit shall not cause the Trustee with respect to such series of Debt Securities to have a conflicting interest, within the meaning of this Indenture, and for purposes of the Trust Indenture Act with respect to such Debt Securities.
(b) Notwithstanding any defeasance under this Indenture with respect to such series of Debt Securities, the obligation of the Issuer to indemnify and compensate the Trustee under this Indenture and the obligations of the Trustee under Sections 1003 and 1303 shall survive with respect to such series of Debt Securities.

SECTION 1302. Application of Trust Money.
All money deposited with the Trustee pursuant to Sections 1301 and 1302 shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities and this Indenture and any applicable direction of the Issuer or a Guarantor to the payment, either directly or through any Paying Agent (including the Issuer or such Guarantor acting as its own Paying Agent), as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.
SECTION 1303. Repayment to the Issuer or Guarantors.
(a) The Trustee and any Paying Agent shall promptly pay to the Issuer or the applicable Guarantor upon Issuer Request or Guarantor Request of such Guarantor, as the case may be, any money or governmental obligations not required for the payment of the principal of (and premium, if any) and interest on Debt Securities of any series for which currency or government obligations have been deposited pursuant to Section 1301 or Section 1302 held by them at any time.
(b) The Trustee and any Paying Agent shall pay to the Issuer or the applicable Guarantor upon Issuer Request or Guarantor Request of such Guarantor, as the case may be, any money held by them for the payment of principal (and premium, if any) and interest that remains unclaimed for two years after the Maturity of the Debt Securities for which a deposit has been made pursuant to Section 1301 or Section 1302. After such payment to the Issuer or such Guarantor, as the case may be, the Holders of Debt Securities of such series shall thereafter, as unsecured general creditors, look only to the Issuer and the Guarantors for payment thereof, and all liability of the Issuer or Guarantor as trustee thereof shall cease.
ARTICLE FOURTEEN
Meetings of Holders of Debt Securities
SECTION 1401. Purposes for Which Meetings May Be Called.
A meeting of Holders of Debt Securities of a series may be called at any time and from time to time pursuant to this Article to make, give or take any Act provided by this Indenture to be made, given or taken by Holders of Debt Securities of such series.
SECTION 1402. Call, Notice and Place of Meetings.
(a) The Trustee may at any time call a meeting of Holders of Debt Securities of any series for any purpose specified in Section 1401, to be held at such time and at such place in the Borough of Manhattan, The City of New York as specified in a notice to such Holders. Notice of every meeting of Holders of Debt Securities of any series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 or more than 50 days prior to the date fixed for the meeting.

(b) If at any time the Issuer or a Guarantor, pursuant to a Board Resolution of the Issuer or an Officers’ Certificate of such Guarantor, or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of any series shall have requested the Trustee to call a meeting of the Holders of Debt Securities of such series for any purpose specified in Section 1401, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer, such Guarantor or the Holders of Debt Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.
SECTION 1403. Persons Entitled to Vote at Meetings.
To be entitled to vote at any meeting of Holders of Debt Securities of any series, a Person shall be: (1) a Holder of one or more Outstanding Debt Securities of such series; or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Debt Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Debt Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel or a Guarantor and its counsel.
SECTION 1404. Quorum; Action.
(a) The Persons entitled to vote a majority in principal amount of Outstanding Debt Securities of a series shall constitute a quorum for a meeting of Holders of Debt Securities of such series. In the absence of a quorum within 45 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Debt Securities of such series, be dissolved. In the absence of a quorum in any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum upon the re-convening of any such adjourned meeting, such re-convened meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment thereof. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1402(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.
(b) Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of Outstanding Debt Securities of that series; provided that, except as limited by the proviso to Section 902, any resolution with respect to any Act that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of Outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of Outstanding Debt Securities of that series.

(c) Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with this Section will be binding on all Holders of Debt Securities of such series, whether or not present or represented at the meeting.
SECTION 1405. Determination of Voting Rights; Conduct and Adjournment of Meetings.
(a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debt Securities of such series in regard to proof of the holding of Debt Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Debt Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.
(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer, a Guarantor or by Holders of Debt Securities as provided in Section 1402(b), in which case the Issuer, such Guarantor or the Holders of Debt Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of Outstanding Debt Securities of such series represented at the meeting.
(c) At any meeting each Holder of a Debt Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount (or the equivalent per the Exchange Rate in any Foreign Currency at the date of issue) of Debt Securities of such series held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Debt Security of such series or proxy.
(d) Any meeting of Holders of Debt Securities of any series duly called pursuant to Section 1402 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of Outstanding Debt Securities of such series represented at the meeting; and the meeting may be re-convened without further notice.
SECTION 1406. Counting Votes and Recording Action of Meetings.
(a) The vote upon any resolution submitted to any meeting of Holders of Debt Securities of any series shall be by written ballots on which shall be inscribed the signatures of the Holders of Debt Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of Outstanding Debt Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record of the proceedings of each meeting of Holders of Debt Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1402 and, if applicable, Section 1404. Four copies of each shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and Guarantors and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
* * *
          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

THE BANK OF NEW YORK,
as Trustee

By:	/s/ Vanessa Mack

	Name:	Vanessa Mack
	Title:	Vice President

NORTEL NETWORKS LIMITED,
as Issuer

By:	/s/ Katharine B. Stevenson

	Name:	Katharine B. Stevenson
	Title:	Treasurer

By:	/s/ Gordon A. Davies

	Name:	Gordon A. Davies
	Title:	General Counsel — Corporate
and Corporate Secretary

NORTEL NETWORKS CORPORATION,
as Guarantor

By:	/s/ Katharine B. Stevenson

	Name:	Katharine B. Stevenson
	Title:	Treasurer

By:	/s/ Gordon A. Davies

	Name:	Gordon A. Davies
	Title:	General Counsel — Corporate
and Corporate Secretary

NORTEL NETWORKS INC.,
as Guarantor

By:	/s/ Allen K. Stout

	Name:	Allen K. Stout
	Title:	Vice President, Finance

Exhibit A
Form of election to receive payments in
[Dollars or other applicable currency]
or to rescind such election
     The undersigned, registered owner of certificate number R-          , representing [name of series of Debt Securities] (the “Debt Securities”) in an aggregate principal amount of          , hereby
[ ]	elects to receive all payments in respect of the Debt Securities in [Dollars or other applicable currency], it being understood that such election shall take effect as provided in the Indenture and, subject to the terms and conditions set forth in the indenture under which the Debt Securities were issued, shall remain in effect until it is rescinded by the undersigned or until such certificate is transferred.

[ ]	rescinds the election previously submitted by the undersigned to receive all payments in respect of the Debt Securities in [Dollars or other applicable currency], it being understood that such rescission shall take effect as provided in the Indenture.

(Name of Owner)

`	(Signature of Owner)]

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EXHIBIT B
FORM OF REGULATIONS/RULE 144 CERTIFICATE
(For transfers pursuant to Section 308 of the Indenture)
The Bank of New York,
as Trustee
101 Barclay St., 8W
New York, New York 10286
Attention: Corporate Trust Administration

Re:	[Title of Debt Securities] of
Nortel Networks Limited
(the “Debt Securities”)
     Reference is made to the Indenture, dated as of [  ], 2006 (the “Indenture”), among Nortel Networks Limited (the “Company”), as Issuer, Nortel Networks Corporation and Nortel Networks Inc., as Guarantors and The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) are used herein as so defined.
     This certificate relates to U.S. $                     principal amount of Debt Securities, which are evidenced by the following certificate(s) (the “Specified Debt Securities”):
              CUSIP No(s).
              CERTIFICATE No(s).
     The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Debt Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Debt Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner.” If the Specified Debt Securities are represented by a Global Security, they are held through the Depositary or a Participant in the name of the Undersigned, as or on behalf of the Owner. If the Specified Debt Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.
     The Owner has requested that the Specified Debt Securities be transferred to a Person (the “Transferee”) who will take delivery in the form of a Regulation S Debt Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

B-1

(a)	Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:
(i)	the Owner is not a distributor of the Debt Securities, an Affiliate of the Company or any Guarantor or any such distributor or a Person acting on behalf of any of the foregoing;

(ii)	the offer of the Specified Debt Securities was not made to a Person in the United States;

(iii)	either:
(1)	at the time the buy order was originated, the Transferee was outside the United States or the Owner and any Person acting on its behalf reasonably believed that the Transferee was outside the United States, or

(2)	the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any Person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;
(iv)	no directed selling efforts have been made in the United States by or on behalf of the Owner or any Affiliate thereof;

(v)	if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Debt Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1)have been satisfied; and

(vi)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
(b)	Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:
(i)	the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Debt Securities were last acquired from the Company or a Guarantor or from an Affiliate of the Company or a Guarantor, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

(ii)	the transfer is occurring after a holding period of at least two years has elapsed since the Specified Debt Securities were last acquired from the Company or a Guarantor or from an Affiliate of the Company or a Guarantor, whichever is later, and the Owner is not, and during the preceding three months has not been, an Affiliate of the Company or a Guarantor.

B-2

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors and the Initial Purchasers of the Debt Securities.

Dated:

(Print the name of the Undersigned,
as such term is defined in the
second paragraph of this certificate.)
By:
Name:
Title:
(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

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